SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the registrant ☒  Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

RUTH’S CHRIS STEAK HOUSE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box.):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated, and state how it was determined.):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2), and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule, or registration statement no.:

(3)	Filing party:

(4)	Date filed:

Ruth’s Chris Steak House, Inc.

500 International Parkway, Suite 100

Heathrow, Florida 32746

April 10, 2008

To our Stockholders:

You are cordially invited to attend the Ruth’s Chris Steak House, Inc. annual meeting of stockholders at 1:00 P.M. on Thursday, May 22, 2008 at Ruth’s Chris Steak House (Lake Mary), 80 Colonial Center Parkway, Sanford, Florida 32746. The attached notice of annual meeting and proxy statement describes all known items to be acted upon by stockholders at the meeting and describes certain other details related to the meeting.

It is important that your shares are represented at the annual meeting, whether or not you plan to attend. To ensure your shares will be represented, we ask that you vote your shares via the Internet, or by telephone, as instructed on the accompanying proxy. If you received or requested a copy of the proxy card by mail, you may submit your vote by completing, signing, dating and returning the proxy card by mail. We encourage you to vote via the Internet or by telephone. These methods are convenient and save us significant postage and processing charges. Please vote your shares as soon as possible. This is your annual meeting and your participation is important.

If you are a registered stockholder and plan to attend the annual meeting, you will be required to present an admission ticket (or other proof of stock ownership) and some form of government-issued photo identification (such as a valid driver’s license or passport) to gain admission. An admission ticket will serve as verification of your ownership.

•

If your Ruth’s Chris shares are registered in your name and you received or accessed your proxy materials electronically over the Internet, click the appropriate box on the electronic proxy card or follow the telephone instructions when prompted and an admission ticket will be held for you at the registration desk at the annual meeting.

•	If your Ruth’s Chris shares are registered in your name and you received your proxy materials by mail, an admission ticket is attached to your proxy card.

•

If your Ruth’s Chris shares are held in by a broker, bank or other nominee, contact your broker, bank or other nominee to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your broker, bank or other nominee, you will not be entitled to vote your shares, but you can still attend the annual meeting if you bring a recent bank or brokerage statement showing that you owned shares of Ruth’s Chris common stock on April 1, 2008.

Please vote your shares promptly and join us at the meeting.

Sincerely,

Craig S. Miller

Chairman, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

The 2008 annual meeting of stockholders of Ruth’s Chris Steak House, Inc. (the “Company” or “Ruth’s Chris”) will be held at Ruth’s Chris Steak House (Lake Mary), 80 Colonial Center Parkway, Sanford, Florida 32746, on Thursday, May 22, 2008, beginning at 1:00 p.m. local time. At the meeting, the holders of the Company’s outstanding common stock will act on the following matters:

(1)	the election of five directors to serve a term of one year;

(2)	a proposed amendment to the Company’s 2005 Long-Term Equity Incentive Plan to increase the number of shares available for award by 1,500,000 shares;

(3)	a proposed amendment to the Company’s amended and restated Certificate of Incorporation in order to change the name of the Company to “Ruth’s Hospitality Group, Inc.”;

(4)	the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2008; and

(5)	to transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 1, 2008 are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.

Whether or not you expect to be present at the meeting, please vote your shares by following the instructions on the accompanying proxy card or voting instruction card. If your shares are held in the name of a bank, broker or other recordholder, their voting procedures should be described on the voting form they send to you. Any person voting by proxy has the power to revoke it at any time prior to its exercise at the meeting in accordance with the procedures described in the accompanying proxy statement.

Notice of Electronic Availability of Proxy Materials:

In accordance with rules and regulations recently adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials, including our annual report to stockholders, to each stockholder of record, we may now furnish stockholders materials on the Internet. On or about April 10, 2008, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report and vote online. If you received the notice by mail, you will not automatically receive a printed copy of our proxy materials or annual report. Instead, the notice instructs you as to how you may access and review all of the important information contained in the proxy materials. The notice also instructs you as to how you may submit your proxy on the Internet or by telephone. If you received the notice by mail and would like to receive paper copies or electronic copies via email of our stockholder materials, you should follow the instructions for requesting such materials included in the notice.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 12:00 noon, and seating will begin at 12:30 p.m. If you are a registered stockholder and plan to attend the annual meeting, you will be required to present an admission ticket (or other proof of stock ownership) and some form of government-issued photo identification (such as a valid driver’s license or passport) to gain admission. An admission ticket will serve as verification of your ownership. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras (including cellular phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

By order of the Board of Directors,

Thomas E. O’Keefe
Senior Vice President, General Counsel and Secretary

April 10, 2008

Heathrow, Florida

500 INTERNATIONAL PARKWAY

SUITE 100

HEATHROW, FLORIDA 32746

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 22, 2008

PROXY STATEMENT

The Board of Directors of Ruth’s Chris Steak House, Inc. (the “Company” or “Ruth’s Chris”) is soliciting proxies from its stockholders to be used at the annual meeting of stockholders to be held on Thursday, May 22, 2008, beginning at 1:00 p.m., at Ruth’s Chris Steak House (Lake Mary), 80 Colonial Center Parkway, Sanford, Florida 32746, and at any postponements or adjournments thereof. This proxy statement contains information related to the annual meeting. This proxy statement, accompanying form of proxy and the Company’s annual report are being sent to stockholders on or about April 10, 2008.

ABOUT THE ANNUAL MEETING

Why did I receive these materials?

Our Board of Directors is soliciting proxies for the 2008 annual meeting of stockholders. You are receiving a proxy statement because you owned shares of our common stock on April 1, 2008, and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our Board and Board committees, the compensation of directors and executive officers and other information that the Securities and Exchange Commission requires us to provide annually to our stockholders.

How may I obtain Ruth’s Chris’s 10-K and other financial information?

A copy of our 2007 annual report, which includes our 2007 Form 10-K, is enclosed.

Stockholders can access the 2007 Form 10-K, our other filings with the SEC and our corporate governance and other information on the investor relations page of our website at www.ruthschris.com.

Stockholders may request another free copy of our 2007 annual report, which includes our 2007 Form 10-K, from:

Ruth’s Chris Steak House, Inc.

Attn: Chief Financial Officer

500 International Parkway, Suite 100

Heathrow, Florida 32746

(407) 333-7440

We will also furnish any exhibit to the 2007 Form 10-K if specifically requested.

If I previously signed up to receive stockholder materials, including proxy statements and annual reports, by mail and wish to access these materials via the Internet or via electronic delivery in the future, what should I do?

If you have previously signed up to receive stockholder materials, including proxy statements and annual reports, by mail, you may choose to receive these materials by accessing the Internet or via electronic delivery in the future, which can help us achieve a substantial reduction in our printing and mailing costs as well as be environmentally friendly.

If you choose to receive your proxy materials by accessing the Internet, then before next year’s annual meeting, you will receive a Notice of Internet Availability of Proxy Materials when the proxy materials and annual report are available online explaining the procedure for accessing the materials on the Internet. If you choose to receive your proxy materials via electronic delivery, you will receive an email containing the proxy materials. If your shares are registered in your own name (instead of through a broker or other nominee), sign up to receive proxy materials in the future by accessing the Internet or via electronic delivery at:

www.proxyvote.com

Your election to receive your proxy materials by accessing the Internet or by electronic delivery of these materials will remain in effect for all future stockholder meetings unless you revoke your election by sending a written request addressed to:

Ruth’s Chris Steak House, Inc.

Attn: Chief Financial Officer

500 International Parkway, Suite 100

Heathrow, Florida 32746

If you hold your shares in an account at a brokerage firm or bank participating in a “street name” program, you can sign up to receive your proxy materials by accessing the Internet or by electronic delivery in the future by contacting your broker.

How can I obtain paper copies of the proxy materials?

If you elected to receive our stockholder materials via the Internet or via electronic delivery, you may request paper copies by written request addressed to:

Ruth’s Chris Steak House, Inc.

Attn: Chief Financial Officer

500 International Parkway, Suite 100

Heathrow, Florida 32746

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the record date, April 1, 2008, are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on the record date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

How many votes do I have?

You will be entitled to one vote for each outstanding share of Ruth’s Chris common stock you owned as of the record date on each matter considered at the meeting. As of the record date, there were 24,267,580 shares of the Company’s common stock outstanding and eligible to vote. There is no cumulative voting.

Who can attend the meeting?

Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the meeting and each may be accompanied by one guest. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 12:00 noon, and seating will begin at 12:30 p.m.

If you are a registered stockholder and plan to attend the annual meeting, you will be required to present an admission ticket (or other proof of stock ownership) and some form of government-issued photo identification (such as a valid driver’s license or passport) to gain admission. An admission ticket will serve as verification of your ownership.

•

If your Ruth’s Chris shares are registered in your name and you received or accessed your proxy materials electronically over the Internet, click the appropriate box on the electronic proxy card or follow the telephone instructions when prompted and an admission ticket will be held for you at the registration desk at the annual meeting.

•	If your Ruth’s Chris shares are registered in your name and you received your proxy materials by mail, an admission ticket is attached to your proxy card.

•

If your Ruth’s Chris shares are held by a broker, bank or other nominee, contact your broker, bank or other nominee to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your broker, bank or other nominee, you will not be entitled to vote your shares, but you can still attend the annual meeting if you bring a recent bank or brokerage statement showing that you owned shares of Ruth’s Chris common stock on April 1, 2008.

Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting. As of the record date, 24,267,580 shares of common stock, representing the same number of votes, were outstanding.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting for purposes of a quorum.

How do I vote?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent), you can vote either in person at the annual meeting or by proxy without attending the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted. You can vote by proxy by any of the following methods.

Voting by Telephone or Through the Internet. If you are a registered stockholder (that is, if you own common stock in your own name and not through a broker, bank or other nominee that holds common stock for your account in a “street name” capacity), you may vote by proxy by using either the telephone or Internet methods of voting. Proxies submitted by telephone or through the Internet must be received by May 21, 2008. Please see the proxy card provided to you for instructions on how to access the telephone and Internet voting systems.

Voting by Proxy Card. Each stockholder electing to receive stockholder materials by mail may vote by proxy by using the accompanying proxy card. When you return a proxy card that is properly signed and completed, the shares of common stock represented by your proxy will be voted as you specify on the proxy card.

If you hold your shares in “street name,” you must either direct the bank, broker or other record holder of your shares as to how to vote you shares, or obtain a proxy from the bank, broker or other record holder to vote at the meeting. Please refer to the voter instruction cards used by your bank, broker or other record holder for specific instructions on methods of voting, including by telephone or using the Internet.

Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, then the individuals named on the proxy card will vote your shares in accordance with the recommendations of the Board. The Board and management do not now intend to present any matters at the annual meeting other than those outlined in the notice of the annual meeting. Should any other matter requiring a vote of stockholders arise, stockholders returning the proxy card confer upon the individuals named on the proxy card discretionary authority to vote the shares represented by such proxy on any such other matter in accordance with their best judgment.

Can I change my vote?

Yes. If you are a stockholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing a notice of revocation with the secretary of the Company or mailing a proxy bearing a later date or by attending the annual meeting and voting in person. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board of Directors and will pay all expenses associated with this solicitation. We have retained Broadridge Financial Solutions, Inc. to aid in the solicitation of proxy materials for a fee of $5,000 plus expenses. In addition to mailing these proxy materials, certain of our officers and other employees may, without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our common stock and to obtain proxies.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote FOR each of the proposals.

Will stockholders be asked to vote on any other matters?

To the knowledge of the Company and its management, stockholders will vote only on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the persons named as proxies for stockholders will vote on those matters in the manner they consider appropriate.

What vote is required to approve each item?

Directors are elected by a plurality of the votes cast at the meeting, which means that the five nominees who receive the highest number of properly executed votes will be elected as directors, even if those nominees do not receive a majority of the votes cast. Each share of our common stock is entitled to one vote for each of the director nominees. A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

The ratification of the appointment of KPMG LLP to serve as the Company’s independent auditors for fiscal 2008 and the amendment to the Company’s 2005 Long-Term Equity Incentive Plan require the affirmative vote of the majority of the votes present, in person or by proxy, and entitled to vote at the meeting. The amendment to the Company’s amended and restated Certificate of Incorporation requires the affirmative vote of a majority of the Company’s outstanding common stock.

How are votes counted?

In the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. You may not cumulate your votes for the election of directors.

For proposals other than the election of directors, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions are considered to be present and entitled to vote at the meeting and, thus, have the same effect as votes against the matter. If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items.

If you hold your shares in street name, the Company has supplied copies of its proxy materials for its 2008 annual meeting of stockholders to the broker, bank or other nominee holding your shares of record and they have the responsibility to send these proxy materials to you. If you hold shares in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Your broker, bank or other nominee is permitted to vote your shares on the election of directors and the ratification of the appointment of KPMG LLP as our independent auditor without receiving voting instructions from you. However, your broker, bank or other nominee holding your shares in its name may not vote your shares without instructions from you on the proposed amendment to the 2005 Long-Term Equity Incentive Plan and the amendment to the amended and restated Certificate of Incorporation. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting other than the proposed amendment to the amended and restated Certificate of Incorporation, assuming that a quorum is obtained. Because the amendment to the amended and restated Certificate of Incorporation requires the affirmative vote of a majority of the Company’s outstanding common stock, a broker non-vote will have the same effect as a vote against the amendment to the amended and restated Certificate of Incorporation.

What happens if a nominee for director declines or is unable to accept election?

If you vote by proxy, and if unforeseen circumstances make it necessary for the Board to substitute another person for a nominee, the individuals named on the proxy card will vote your shares for that other person.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote your shares applicable to each proxy card and voting instruction card that you receive.

Where can I find the voting results of the annual meeting?

The Company intends to announce the preliminary voting results at the annual meeting and publish the final results in its quarterly report on Form 10-Q for the second quarter of fiscal 2008.

How may I obtain a copy of Ruth’s Chris’ bylaw provisions regarding stockholder proposals and director nominations?

You may contact the corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our bylaws are also available on our website at www.ruthschris.com.

PROPOSALS SUBMITTED FOR STOCKHOLDER VOTE

ITEM 1—ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation provides that the number of directors shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors then in office. The number of authorized directors as of the date of this proxy statement is five. The Board currently is composed of five directors, with each director serving until the next annual meeting or until his or her successor is elected. The five candidates nominated by the Board for election as directors at the 2008 annual meeting of stockholders are identified below, each of whom is currently a member of the Board.

If you submit your proxy or voting instruction card but do not give instructions with respect to voting for directors, your shares will be voted FOR the five persons recommended by the Board. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy or voting instruction card.

All of the nominees have indicated to the Company that they will be available to serve as directors. If any nominee named herein for election as a director should for any reason become unavailable to serve prior to the annual meeting, the Board may, prior to the annual meeting, (i) reduce the size of the Board to eliminate the position for which that person was nominated, (ii) nominate a new candidate in place of such person and vote in favor of the new candidate all shares represented by stockholder proxies received by the Board, unless authority to vote for all candidates nominated by the Board is withheld, or (iii) leave the position vacant to be filled at a later time. The information presented below for the director nominees has been furnished to the Company by the director nominees and directors.

Information regarding the nominees, as of April 10, 2008, is set forth below, including their ages, the period each has served on the Board and the nominees’ business experience.

Craig S. Miller

Director since 2004

Mr. Miller, 58, has served as the Chairman of our Board of Directors since September 2006 and as our President and Chief Executive Officer and as a member of our Board of Directors since March 2004. Prior to that, from October 2002 to March 2004, Mr. Miller was the founder and Chairman of Miller Partners Restaurant Solutions, Inc. From October 2001 to October 2002, Mr. Miller served as President and Chief Executive Officer of Furr’s Restaurant Group. From October 1996 to October 2001, Mr. Miller served as President and Chief Executive Officer of Uno Restaurant Corporation. Prior to October 1996, Mr. Miller held various executive level positions with Uno Restaurant Corporation. Mr. Miller is a member of the Board of the National Restaurant Association (the “Association”). Mr. Miller was elected Chairman of the Association and served his one year term in that office from May 2005 to May 2006. Mr. Miller also serves on the Board of Directors of Tim Horton’s Inc.

Robin P. Selati

Director since 1999

Mr. Selati, 42, has served as a member of our Board of Directors since September 1999, and served as Chairman of our Board of Directors from April 2005 to September 2006. Mr. Selati is a Managing Director of Madison Dearborn Partners, LLC (“Madison Dearborn”) and joined the firm in 1993. Before 1993, Mr. Selati was with Alex. Brown & Sons Incorporated. Mr. Selati currently serves on the Board of Directors of Carrols Restaurant Group, Inc., Cinemark, Inc., Pierre Holding Corp., The Yankee Candle Company, Inc. and Tuesday Morning Corporation.

Carla R. Cooper

Director since 2003

Ms. Cooper, 57, has served as a member of our Board of Directors since December 2003. Since November 2003, Ms. Cooper has served as Senior Vice President of Quaker, Tropicana and Gatorade Sales for PepsiCo, Inc. From February 2001 to October 2003, Ms. Cooper served as President of Kellogg Company’s Natural and Frozen Foods Division. From February 2000 to February 2001, Ms. Cooper was Senior Vice President and General Manager of Foodservice for Kellogg Company. From June 1988 to November 2000, Ms. Cooper was employed in various positions with Coca-Cola USA, including as Vice President, Customer Marketing.

Bannus B. Hudson

Director since 2005

Mr. Hudson, 62, was elected to our Board of Directors in June 2005. Mr. Hudson has served as Chairman of the Board of Zounds, Inc. since August 2007. He served as Chairman of the Board of Beverages & More, Inc., an affiliate of Madison Dearborn, since November 1998. From October 1997 to February 2007, Mr. Hudson served as President and Chief Executive Officer of Beverages & More, Inc.

Alan Vituli

Director since 2003

Mr. Vituli, 66, has served as a member of our Board of Directors since December 2003. Mr. Vituli has served as Chairman of the Board of Directors of Carrols Restaurant Group, Inc., an affiliate of Madison Dearborn, since 1986 and as Chief Executive Officer of Carrols Holdings Corporation since 1992.

The Board of Directors recommends a vote FOR the election of each of the directors listed above.

ITEM 2—PROPOSED AMENDMENT TO THE 2005 LONG-TERM EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR AWARD

The Board of Directors has unanimously approved and recommends that our stockholders vote “FOR” the proposal to amend the Ruth’s Chris Steak House, Inc. 2005 Long-Term Equity Incentive Plan (the “Plan”) to increase the number of shares covered by the Plan to 3,862,500 shares.

General

Our Board of Directors adopted the Plan in August 2005 in connection with the initial public offering. The Board has adopted, subject to stockholder approval, an amendment to the Plan to increase the maximum number of shares of common stock available for award by 1,500,000, totaling 3,862,500 shares. The Board believes that this amendment is desirable in order for the Company to be able to continue to attract and provide incentives to directors, officers and other employees.

As of March 24, 2008, there were 52,286 shares available for issuance under the Plan.

Possible Effect of Proposed Increase

We believe that the ability to grant options, restricted stock and other stock-based incentive compensation improves our ability to attract and retain qualified personnel. To align the interests of our officers, directors and employees with those of our stockholders, the Company needs to be able to have a sufficient pool of stock-based incentives, commensurate with our growth, to attract and motivate key personnel. We have approximately 242 employees eligible to participate in the Plan and need additional shares available to grant in order to keep up with our growing employee base. Authorizing the additional shares under the Plan may cause dilution to our current stockholders.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes the number of stock options issued and shares of restricted stock granted, net of forfeitures and sales, the weighted-average exercise price of such stock options and the number of securities remaining to be issued under all outstanding equity compensation plans as of December 30, 2007:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders:
2000 Stock Option Plan	284, 619	$0.48	613,940
2004 Restricted Stock Plan(1)	1,167,487	—	—
2005 Long-Term Equity Incentive Plan(2)	1,281,310	$18.24	1,073,695
Equity compensation plans not approved by stockholders	—	—	—

Total	2,448,797	$15.09	1,687,635

(1)	1,167,487 shares of restricted stock were issued under our 2004 Restricted Stock Plan and vest pro rata on a daily basis over a five year period which began on November 8, 2004.
(2)	Does not reflect shares awarded in fiscal 2008. As of March 24, 2008, there were only 52,286 shares available under the 2005 Long-Term Equity Incentive Plan.

Description of the Plan

The following is a summary of the material terms of the Plan, but does not include all of the provisions of the Plan. For further information about the Plan, please refer to a copy of the Plan and its proposed amendment which we have filed as Appendix A to this proxy statement.

Eligibility. Our directors, officers and employees, as well as other individuals performing services for us, are eligible to receive grants under the Plan. However, only employees may receive grants of incentive stock options. In each case, the Compensation Committee will select the actual grantees. As of March 20, 2008, approximately five directors, six officers and 236 employees are eligible to receive grants under the Plan.

Stock Options. Under the Plan, the Compensation Committee or the Board may award grants of incentive stock options conforming to the provisions of Section 422 of the Internal Revenue Code, and other non-qualified stock options. The Compensation Committee may not, however, award to any one person in any calendar year options to purchase more than 1,181,250 shares of common stock, and it may not award incentive stock options first exercisable in any calendar year whose underlying shares have a fair market value greater than $100,000, determined at the time of grant.

The exercise price of an option granted under the Plan may not be less than 100% of the fair market value of a share of common stock on the date of grant, and the exercise price of an incentive stock option awarded to a person who owns stock constituting more than 10% of the Company’s voting power may not be less than 110% of such fair market value on such date.

Unless the Compensation Committee determines otherwise, the exercise price of any option may be paid in any or in any combination of the following ways:

•	in cash,

•	by delivery of shares of common stock with a fair market value on the date of exercise equal to the exercise price, and/or

•	by simultaneous sale through a broker of shares of common stock acquired upon exercise.

If a participant elects to deliver shares of common stock in payment of any part of an option’s exercise price, the Compensation Committee may in its discretion grant the participant a “reload option.” The reload option entitles its holder to purchase a number of shares of common stock equal to the number so delivered. The reload option may also include, if the Compensation Committee chooses, the right to purchase a number of shares of common stock equal to the number delivered or withheld in satisfaction of any of the Company’s tax withholding requirements in connection with the exercise of the original option. The terms of each reload option will be the same as those of the original exercised option, except that the grant date will be the date of exercise of the original option, and the exercise price will be the fair market value of the common stock on the date of exercise.

The Compensation Committee determines the term of each option in its discretion. However, no term may exceed ten years from the date of grant or, in the case of an incentive stock option granted to a person who owns stock constituting more than 10% of the voting power of the Company, five years from the date of grant. In addition, all options under the Plan, whether or not then exercisable, generally cease vesting when a grantee ceases to be a director, officer or employee of, or to otherwise perform services for, us. Options generally expire 30 days after the date of cessation of service, so long as the grantee does not compete with us during that 30-day period without our permission.

There are, however, exceptions depending upon the circumstances of cessation. In the case of a grantee’s death or disability, a number of options equal to the sum of (1) the number of options that were exercisable on the date of the grantee’s death or disability and (2) the number of options that would become exercisable within one year after the date of the grantee’s death or disability, will become fully vested and exercisable and remain so for up to 180 days after the date of death or disability, provided the grantee does not compete with us during that 180-day period without our permission. In the event of retirement, a grantee’s vested options will remain exercisable for up to 90 days after the date of retirement, while his or her unvested options may become fully vested and exercisable in the discretion of the Compensation Committee. In each of the foregoing circumstances, the Board or Compensation Committee may elect to further extend the applicable exercise period in its discretion. Upon termination for cause, all options will terminate immediately. If we undergo a change in control, the Compensation Committee may provide that the options become exercisable and that such options may terminate if not exercised on the date of the change in control, and if a grantee is terminated from service within one year thereafter, all options will become fully vested and exercisable and remain so for up to one year after the date of termination. In addition, the Compensation Committee has the authority to grant options that will become fully vested and exercisable automatically upon a change in control of the Company, whether or not the grantee is subsequently terminated.

Restricted Stock. Under the Plan, the Compensation Committee may award restricted stock subject to the conditions and restrictions, and for the duration, which will generally be a least six months, that it determines in its discretion. Unless the Compensation Committee determines otherwise, all restrictions on a grantee’s restricted stock will lapse when the grantee ceases to be a director, officer or employee of, or to otherwise perform services for, the Company, if the cessation occurs due to a termination within one year after a change in control of the Company. In addition, unless the Compensation Committee determines otherwise, if a grantee ceases to be a director, officer or employee of, or to otherwise perform services for us due to death or disability during any period of restriction, in addition to the grantee’s restricted stock in which restrictions have already lapsed, restrictions will lapse on all shares of restricted stock for which restrictions would have lapsed within one year following the date of restrictions. If termination of employment or service occurs for any other reason, all of a grantee’s restricted stock as to which the applicable restrictions have not lapsed will be forfeited immediately.

Restricted Stock Units; Deferred Stock Units. Under the Plan, the Compensation Committee may award restricted stock units subject to conditions and restrictions, and for the duration, which will generally be at least six months, that it determines in its discretion. Each restricted stock unit is equivalent in value to one share of common stock and entitles the grantee to receive one share of common stock for each restricted stock unit at the end of the applicable restricted stock unit’s vesting period. Unless the Compensation Committee determines otherwise, all restrictions on a grantee’s restricted stock units will lapse when the grantee ceases to be a director, officer or employee of, or otherwise perform services for, the Company, if the cessation occurs due to a termination within one year after a change in control of the Company or due to death, disability or retirement. In addition, the Compensation Committee has the authority to award restricted stock units with respect to which all restrictions will lapse automatically upon a change in control of the Company, whether or not the grantee is subsequently terminated. If termination of employment or service occurs for any other reason, all of a grantee’s restricted stock units as to which the applicable restrictions have not lapsed will be forfeited immediately.

Prior to the later of (1) the close of the tax year preceding the year in which restricted stock units are granted or (2) 30 days of first becoming eligible to participate in the plan (or, if earlier, the last day of the tax year in which the participant first becomes eligible to participate in the plan) and on or prior to the date the restricted stock units are granted, a grantee may elect to defer the receipt of all or a portion of the shares due with respect to the restricted stock units and convert such restricted stock units into deferred stock units. Subject to specified exceptions, the grantee will receive shares in respect of such deferred stock units at the end of the deferral period.

Performance Awards. Under the Plan, the Compensation Committee may grant performance awards contingent upon achievement by the Company or divisions of set goals and objectives regarding specified performance criteria, such as, for example, return on equity, over a specified performance cycle, as designated by the Compensation Committee. Performance awards may include specific dollar-value target awards, performance units, the value of which is established by the Compensation Committee at the time of grant, and/or performance shares, the value of which is equal to the fair market value of a share of common stock on the date of grant. The value of a performance award may be fixed or fluctuate on the basis of specified performance criteria. A performance award may be paid out in cash and/or shares of our common stock or other securities.

Unless the Compensation Committee determines otherwise, if a grantee ceases to be a director, officer or employee of, or to otherwise perform services for, the Company prior to completion of a performance cycle, due to death, disability or retirement, the grantee will receive the portion of the performance award payable to him or her based on achievement of the applicable performance criteria over the elapsed portion of the performance cycle. If termination of employment or service occurs for any other reason prior to completion of a performance cycle, the grantee will become ineligible to receive any portion of a performance award. If we undergo a change in control, a grantee will earn no less than the portion of the performance award that he or she would have earned if the applicable performance cycle had terminated as of the date of the change of control.

Vesting, Withholding Taxes and Transferability of All Awards. The terms and conditions of each award made under the Plan, including vesting requirements, will be set forth consistent with the Plan in a written agreement with the grantee. Except in limited circumstances, no award under the Plan may vest and become exercisable within six months of the date of grant, unless the Compensation Committee determines otherwise.

Unless the Compensation Committee determines otherwise, a participant may elect to deliver shares of common stock, or to have us withhold shares of common stock otherwise issuable upon exercise of an option or upon grant or vesting of restricted stock or a restricted stock unit, in order to satisfy our withholding obligations in connection with any such exercise, grant or vesting.

Unless the Compensation Committee determines otherwise, no award made under the Plan will be transferable other than by will or the laws of descent and distribution or to a grantee’s family member by gift or a qualified domestic relations order, and each award may be exercised only by the grantee, his or her qualified family member transferee, or any of their respective executors, administrators, guardians, or legal representatives.

Amendment and Termination of the Plan. The Board or the Compensation Committee may amend or terminate the Plan in its discretion, except that no amendment will become effective without prior approval of our stockholders if stockholder approval would be required by applicable law or regulations, including if required for continued compliance with the performance-based compensation exception of Section 162(m) of the Internal Revenue Code or by any listing requirement of the principal stock exchange on which our common stock is then listed. Furthermore, any amendment to the terms of an outstanding award may not materially and adversely affect any participant’s rights or obligations under the equity incentive plan without the affected participant’s consent. If not previously terminated by the Board, the Plan will terminate on the tenth anniversary of its commencement.

Certain United States Federal Income Tax Consequences:

The following is a brief summary of the principal United States federal income tax consequences of transactions under the Plan, based on current United States federal income tax laws. This summary is not intended to be exhaustive, does not constitute tax advice and, among other things, does not describe state, local or foreign tax consequences, which may be substantially different.

Restricted Stock Grants

A participant generally will not be taxed at the time a restricted stock grant is awarded, but will recognize taxable income when the award vests or otherwise is no longer subject to a substantial risk of forfeiture. The amount of taxable income recognized will equal the fair market value of the shares subject to the award that are then vesting. Participants may elect to be taxed based on the fair market value of the shares at the time of grant by making an election under section 83(b) of the Internal Revenue Code within 30 days of the award date. If an award with respect to which a participant has made such an election under section 83(b) is subsequently canceled, no deduction or tax refund will be allowed for the amount previously recognized as income.

Unless a participant makes a section 83(b) election, any dividends paid to a participant on shares of an unvested restricted stock grant will be taxable to the participant as ordinary income. If the participant made a section 83(b) election, the dividends will be taxable to the participant as dividend income.

Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, we will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant with respect to a stock grant award. Unless a participant has made a section 83(b) election, we will also be entitled to a deduction, for federal income tax purposes, for any dividends paid on awards of unvested restricted stock grants.

Non-Qualified Stock Options

Generally, a participant will not recognize taxable income on the grant of a non-qualified stock option provided the exercise price of the option is equal to the fair market value of the underlying stock at the time of grant. Upon the exercise of a non-qualified stock option, a participant will recognize ordinary income in an amount equal to the difference between the fair market value of the common stock received on the date of exercise and the option cost (number of shares purchased multiplied by the exercise price per share). The participant will recognize ordinary income upon the exercise of the option even though the shares acquired may be subject to further restrictions on sale or transferability. Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, we will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income recognized by the participant upon exercise.

Generally, upon a subsequent sale of shares acquired in an option exercise, the difference between the sale proceeds and the cost basis of the shares sold will be taxable as a capital gain or loss.

Stock-Based Awards

A participant will recognize taxable income on the grant of unrestricted stock, in an amount equal to the fair market value of the shares on the grant date. Except as provided under “Certain Limitations on Deductibility of Executive Compensation” below, we will ordinarily be entitled to a deduction at the same time and in the same amounts as the ordinary income recognized by the participant with respect to such a stock award. Other rules apply with regard to other forms of stock-based awards.

Withholding

The Company retains the right to deduct or withhold, or require the participant to remit to his or her employer, an amount sufficient to satisfy federal, state and local and foreign taxes required by law or regulation to be withheld with respect to any taxable event as a result of the Plan.

Certain Limitations on Deductibility of Executive Compensation

With certain exceptions, section 162(m) of the Internal Revenue Code limits the deduction to Ruth’s Chris for compensation paid to certain executive officers to $1 million per executive per taxable year unless such compensation is considered “qualified performance—based compensation” within the meaning of section 162(m) or is otherwise exempt from section 162(m). The Plan is designed so that options qualify for this exemption, and it permits the administrator to grant other awards designed to qualify for this exemption.

Treatment of “Excess Parachute Payments”

The accelerated vesting of awards under the Plan upon a change of control of Ruth’s Chris could result in a participant being considered to receive “excess parachute payments” (as defined in section 280G of the Code), which payments are subject to a 20% excise tax imposed on the participant. The Company would not be able to deduct the excess parachute payments made to a participant.

Additional Taxes to Participants

Under regulations issued under section 409A of the Internal Revenue Code, if awards under the Plan are neither exempt from section 409A nor compliant with section 409A, the participant will be required to include the value of the award in income at the time the award vests and will be required to pay an additional 20% income tax, plus interest. All awards under the Plan are intended either to be exempt or compliant with section 409A of the Internal Revenue Code.

The Board of Directors recommends a vote FOR the amendment of the Plan.

ITEM 3—PROPOSED AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION CHANGING THE COMPANY’S NAME TO “RUTH’S HOSPITALITY GROUP, INC.”

We seek stockholder approval to amend our amended and restated Certificate of Incorporation to change our name from Ruth’s Chris Steak House, Inc. to Ruth’s Hospitality Group, Inc. On February 19, 2008, we completed the acquisition of Mitchell’s Fish Market, which operates under the names Mitchell’s Fish Market and Columbus Fish Market. The acquisition also included Cameron’s Steakhouse, which operates under the names Cameron’s Steakhouse and Mitchell’s Steakhouse. In connection with the acquisition, the Board is proposing a name change because it believes that the new name will better represent our business, as we now operate some restaurants that are not considered steak houses. For this reason, the Board is proposing to change our existing name to one that would encompass all types of restaurants and not only steak houses.

If the amendment is adopted by stockholders, we will accomplish the name change by filing an amendment to our amended and restated Certificate of Incorporation on or after May 22, 2008. A copy of the proposed amendment is attached as Appendix B to this proxy statement.

The Board of Directors recommends a vote FOR the amendment of our amended and restated Certificate of Incorporation to change our name to Ruth’s Hospitality Group, Inc.

ITEM 4—THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2008

The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2008, and has further directed that the Board submit the selection of KPMG LLP for ratification by the stockholders at the annual meeting. During fiscal year 2007, KPMG LLP served as our independent registered public accounting firm and also provided certain tax and other audit-related services. See “Principal Accountant Fees and Services” on page 38. This proposal is put before the stockholders because, though the stockholder vote is not binding on the Audit Committee, the Audit Committee and the Board believe that it is good corporate practice to seek stockholder ratification of the Audit Committee’s appointment of the independent auditors. If the appointment of KPMG LLP is not ratified, the Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to stockholders. Even if the appointment of KPMG LLP is ratified, the Audit Committee may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent auditor at any time during the year if it determines that such an appointment would be in the best interests of our Company and our stockholders.

Representatives of KPMG LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Our Board recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2008.

If the appointment is not ratified, our Audit Committee will consider whether it should select another independent registered public accounting firm.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Composition

Our amended and restated Certificate of Incorporation provides that our Board of Directors consists of such number of directors as determined from time to time by resolution adopted by a majority of the total number of directors then in office. Our Board of Directors currently consists of five members. Any additional directorships resulting from an increase in the number of directors may only be filled by the directors then in office. The term of office for each director will be until his or her successor is elected and qualified or until his earlier death, resignation or removal. Elections for directors will be held annually.

Number of Meetings of the Board of Directors

The Board held five meetings during fiscal 2007. Directors are expected to attend Board meetings and committee meetings for which they serve, and to spend time needed to meet as frequently as necessary to properly discharge their responsibilities. Each director attended at least 90% of the aggregate number of meetings of the Board and the Board committees on which he or she served during the period.

Attendance at Annual Meetings of the Stockholders

The Company has no policy requiring directors and director nominees to attend its annual meeting of stockholders; however, all directors and director nominees are encouraged to attend. The Company’s Chairman of the Board attended the Company’s 2007 annual meeting of stockholders.

Director Independence

Rules of the NASDAQ Global Select Market require that the Board be comprised of a majority of “independent directors” and that the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each be comprised solely of “independent directors,” as defined under NASDAQ.

Based upon the information submitted by each of its directors, and following the recommendation of the Nominating and Corporate Governance Committee, the Board has determined that each of the director nominees standing for election except Craig S. Miller, our Chairman, President and Chief Executive Officer, has no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is an “independent director” as defined in NASDAQ’s Marketplace Rules. In determining the independence of our directors, the Board has adopted independence standards that mirror exactly the criteria specified by applicable laws and regulations of the Securities and Exchange Commission and NASDAQ.

Executive Sessions

The Company requires the non-management directors to meet in executive sessions on a periodic basis without management. The presiding director, for purposes of leading these meetings, is the Chairman of the Nominating and Corporate Governance Committee, which currently is Bannus B. Hudson. He can be contacted by writing to: Bannus B. Hudson, c/o Ruth’s Chris Steak House, Inc. Corporate Secretary, 500 International Parkway, Suite 100, Heathrow, Florida 32746. In fiscal 2007, our non-management directors held two executive sessions.

Communications between Stockholders and the Board

Stockholders may send communications to the Company’s directors as a group or individually, by writing to those individuals or the group: c/o the Corporate Secretary, 500 International Parkway, Suite 100, Heathrow, Florida 32746. The Corporate Secretary will review all correspondence received and will forward all correspondence that is relevant to the duties and responsibilities of the Board or the business of the Company to the intended director(s). Examples of inappropriate communication include business solicitations, advertising and communication that is frivolous in nature, relates to routine business matters (such as product inquiries, complaints or suggestions), or raises grievances that are personal to the person submitting the communication. Upon request, any director may review communication that is not forwarded to the directors pursuant to this policy.

The Board has adopted a policy for submitting concerns regarding the Company’s accounting or auditing matters. Reports may be sent to the Audit Committee through one of the following means: (1) calling the Company’s Ethics Hotline at (866) 887-2403, which is available 24 hours per day, 365 days per year, and leaving a recorded message, (2) writing to the Audit Committee, c/o the General Counsel of Ruth’s Chris Steak House, Inc. at 500 International Parkway, Suite 100, Heathrow, Florida 32746, USA or (3) emailing the Audit Committee at auditcommittee@ruthschris.com. In each case, reports will be received by the Company’s General Counsel who will forward the message to the Audit Committee. The confidentiality of all reports will be maintained to the extent consistent with law.

Committees of the Board of Directors

Our Board currently has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition, duties and responsibilities of these committees are set forth below. Committee members hold office for a term of one year.

Audit Committee. The Audit Committee is responsible for:

•	selecting the independent auditors;

•	approving the overall scope of the audit;

•

assisting the Board in monitoring the integrity of our financial statements, the independent accountant’s qualifications and independence, the performance of the independent accountants and our internal audit function and our compliance with legal and regulatory requirements;

•

annually reviewing an independent auditors’ report describing the auditing firms’ internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm;

•	discussing the annual audited financial and quarterly statements with management and the independent auditor;

•	discussing earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

•	discussing policies with respect to risk assessment and risk management;

•	meeting separately, periodically, with management and the independent auditor;

•	reviewing with the independent auditor any audit problems or difficulties and management’s response;

•	setting clear hiring policies for employees or former employees of the independent auditors;

•	handling such other matters that are specifically delegated to the Audit Committee by the Board of Directors from time to time; and

•	reporting regularly to the full Board of Directors.

Our Audit Committee consists of Mr. Vituli, as chairman, Ms. Cooper and Mr. Hudson, each of whom satisfies the current financial literacy requirements and independence requirements of the NASDAQ Global Select Market and the SEC applicable to audit committee members. Our Board of Directors has determined that Mr. Vituli qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K. The Audit Committee held six meetings in fiscal 2007. The charter of the Audit Committee is available in the Investor Relations section of our website at www.ruthschris.com.

Compensation Committee. The Compensation Committee is responsible for:

•	reviewing key employee compensation goals, policies, plans and programs;

•	reviewing and approving the compensation of our directors, chief executive officer and other executive officers;

•	reviewing and approving employment contracts and other similar arrangements between us and our executive officers;

•	reviewing and consulting with the Board on the selection of the chief executive officer and evaluation of such officer’s executive performance and other related matters;

•	administration of stock plans and other incentive compensation plans;

•	approving overall compensation policies for the entire Company; and

•	such other matters that are specifically delegated to the Compensation Committee by the Board of Directors from time to time.

Our Compensation Committee currently consists of Mr. Selati, as chairman, and Ms. Cooper, each of whom satisfies the independence requirements of the NASDAQ Global Select Market. The Compensation Committee held three meetings in fiscal 2007. The charter of the Compensation Committee is available in the Investor Relations section of our website at www.ruthschris.com.

No member of our Compensation Committee during fiscal year 2007 was an officer, employee, or former officer of our company or any of our subsidiaries. No member of our Compensation Committee had any relationship requiring disclosure under Item 404 of Regulation S-K (“Certain Relationships and Related Transactions”). During fiscal year 2007, none of our executive officers served on the Compensation Committee (or its equivalent) or Board of Directors of another entity whose executive officer served on our Compensation Committee or Board of Directors.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee’s purpose is to assist our Board by identifying individuals qualified to become members of our Board of Directors consistent with criteria set by our Board and to develop our corporate governance principles. This committee’s responsibilities include:

•	evaluating the composition, size and governance of our Board of Directors and its committees and make recommendations regarding future planning and the appointment of directors to our committees;

•	establishing a policy for considering stockholder nominees for election to our Board of Directors;

•	evaluating and recommending candidates for election to our Board of Directors;

•	overseeing our Board of Directors’ performance and self-evaluation process and developing continuing education programs for our directors;

•	reviewing our corporate governance principles and policies and providing recommendations to the Board regarding possible changes; and

•	reviewing and monitoring compliance with our code of ethics and our insider trading policy.

Our Nominating and Corporate Governance Committee consists of Mr. Hudson, as chairman, and Mr. Selati and Mr. Vituli, each of whom satisfies the independence requirements of the NASDAQ Global Select Market. The Nominating and Corporate Governance Committee held one meeting in fiscal 2007. The charter of the Nominating and Corporate Governance Committee is available in the Investor Relations section of our website at www.ruthschris.com.

The Board seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and its stockholders. Desired qualities to be considered include: high-level leadership experience in business or administrative activities, and significant accomplishment; breadth of knowledge about issues affecting the Company; proven ability and willingness to contribute special competencies to Board activities; personal integrity; loyalty to the Company and concern for its success and welfare; willingness to apply sound and independent business judgment; awareness of a director’s vital role in assuring the Company’s good corporate citizenship and corporate image; no present conflicts of interest; availability for meetings and consultation on Company matters; enthusiasm about the prospect of serving; willingness to assume broad fiduciary responsibility; and willingness to become a Company stockholder.

The Nominating and Corporate Governance Committee considers all nominees for election as directors of the Company, including all nominees recommended by stockholders, in accordance with the mandate contained in its charter. The Company does not pay a fee to any third party to identify or assist in identifying or evaluating potential nominees. In evaluating candidates, the committee reviews all candidates in the same manner, regardless of the source of the recommendation. The policy of the Nominating and Corporate Governance Committee is to consider individuals recommended by stockholders for nomination as a director in accordance with the procedures described under “Director Nominations to be considered by the Board.”

Code of Business Conduct and Ethics

The Company’s employees, officers and directors are required to abide by the Company’s Code of Business Conduct and Ethics (the “Code of Ethics”), which is intended to insure that the Company’s business is conducted in a consistently legal and ethical manner. The Code of Ethics covers all areas of professional conduct, including, among other things, conflicts of interest, fair dealing and the protection of confidential information, as well as strict compliance with all laws, regulations and rules. Any material waiver or changes to the policies or procedures set forth in the Code of Ethics in the case of officers or directors may be granted only by the Board and will be disclosed on our website within four business days. The full text of the Code of Ethics is published within the Investor Relations section of our website at www.ruthschris.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy and Procedure

During 2007, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest.

As part of our quarterly internal certification of our financial statements, each officer of the Company must either certify that they are not aware of any related party transactions or they must disclose any such transactions.

The Audit Committee, pursuant to its charter, is responsible for review, approval, or ratification of “related-person transactions” between Ruth’s Chris Steak House, Inc. or its subsidiaries and related persons. Under SEC rules, a related person is a director, officer, nominee for director, or 5% stockholder of the company since the beginning of the last fiscal year and their immediate family members. In the course of its review and approval or ratification of a related-party transaction, the Audit Committee considers:

•	the nature of the related party’s interest in the transaction;

•	the material terms of the transaction, including, the amount involved and type of transaction;

•	the importance of the transaction to the related-party and to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest and the best interest of our stockholders; and

•	any other matters the Audit Committee deems appropriate.

Any member of the Audit Committee who is a related party with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

PRINCIPAL STOCKHOLDERS

The following table sets forth information known to the Company regarding beneficial ownership of the Company’s Common stock, as of April 1, 2008, by each person known by the Company to own more than 5% of our common stock, each director and each of the executive officers identified in the Summary Compensation Table and by all of its directors and executive officers as a group (nine persons). The table lists the number of shares and percentage of shares beneficially owned based on 24,267,580 shares of common stock outstanding as of April 1, 2008. Information in the table is derived from Securities and Exchange Commission filings made by such persons on Schedule 13G and/or under Section 16(a) of the Securities Exchange Act of 1934, as amended, and other information received by the Company. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class
Principal Stockholders:
Madison Dearborn(2)	4,119,132	17.0%
FMR LLC(3)	3,481,731	14.3%
KDI Capital Partners, LLC(4)	1,961,486	8.1%
Artisan Partners Limited Partnership(5)	1,655,200	6.8%
Rainier Investment Management, Inc.(6)	1,247,704	5.1%
Franklin Resources, Inc.(7)	1,212,472	5.0%

Directors, excluding Chief Executive Officer
Carla R. Cooper(8)	20,128	*
Bannus Hudson(9)	40,110	*
Robin P. Selati(10)	4,119,132	17.0%
Alan Vituli(11)	33,428	*

Named Executive Officers
Craig S. Miller(12)	766,419	3.2%
Geoffrey D. K. Stiles(13)	216,333	*
Thomas J. Pennison Jr.(14)	152,901	*
Thomas E. O’Keefe(15)	71,855	*
David L. Cattell(16)	87,649	*
All, directors and executive officers as a group (12 persons)(17)	5,726,454	23.6%

*	Less than one percent
(1)	Unless otherwise indicated and subject to community property laws where applicable, the individuals and entities named in the table above have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options and warrants held by that individual or entity that are either currently exercisable or exercisable within 60 days from April 1, 2008 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other individual or entity.
(2)	Consists of 4,016,828 shares held directly by Madison Dearborn Capital Partners III, L.P. (“MDCP”), 89,191 shares held directly by Madison Dearborn Special Equity III, L.P. (“MDSE”) and 13,113 shares held directly by Special Advisors Fund I, LLC (“SAF”). The shares held by MDCP, MDSE and SAF may be deemed to be beneficially owned by Madison Dearborn Partners III, L.P. (“MDP III”), the general partner of MDCP and MDSE and the manager of SAF and by a committee of limited partners of MDP III. The address for the Madison Dearborn entities is Three First National Plaza, Suite 3800, Chicago, IL 60602.

(3)	The information provided in the table and the information below reflects information reported by the stockholder on the Schedule 13G/A filed by FMR LLC on February 14, 2008 on which FMR LLC reported sole voting power over 3,300 shares of our common stock and sole dispositive power over 3,481,731 shares of our common stock. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 3,481,731 shares of our common stock as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity and the funds, each has sole power to dispose of the 3,481,731 shares owned by the funds. Through their ownership of FMR LLC stock and rights under a shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d has sole power to vote or direct the voting of shares owned directly be the Fidelity Funds, which power resides with the funds’ Board of Directors.
(4)	The information reflects information reported by the stockholders on the Schedule 13G/A filed jointly by KDI Capital Partners, LLC, John M. Day, John F. Amendola and Sheldon M. Fox on February 12, 2008 on which KDI Capital Partners, LLC reported shared voting power over 1,957,177 shares of our common stock and shared dispositive power over 1,961,486 shares of our common stock, John M. Day reported sole voting and dispositive power over 150 shares of our common stock, shared voting power over 1,957,327 shares of our common stock and shared dispositive power over 1,961,636 shares of our common stock, John F. Amendola reported sole voting and dispositive power over 982 shares of our common stock, shared voting power over 1,958,159 shares of our common stock and shared dispositive power over 1,962,468 shares of our common stock, and Sheldon M. Fox reported sole voting and dispositive power over 1,000 shares of our common stock, shared voting power over 1,958,177 shares of our common stock and shared dispositive power over 1,962,486 shares of our common stock.
(5)	The information provided in the table and the information below reflects information reported by the stockholder on the Schedule 13G filed by Artisan Partners Limited Partnership on February 13, 2008 on which Artisan Partners Limited Partnership reported shared voting power over 1,479,300 shares of our common stock and shares dispositive power over 1,655,200 shares of our common stock. The Schedule 13G filing was made by (i) Artisan Partners Limited Partnership, (ii) Artisan Investment Corporation, the general partner of Artisan Partners Limited Partnership, (iii) ZFIC, Inc., the sole stockholder of Artisan Investment Corporation, (iv) Andrew Ziegler and (v) Carlene Ziegler.
(6)	The information reflects information reported by the stockholder on the Schedule 13G filed on February 13, 2007 on which Rainier Investment Management, Inc. reported sole voting power over 1,198,704 shares of our common stock and sole dispositive power over 1,247,704 shares of our common stock.
(7)	The information reflects information reported by the stockholder on the Schedule 13G filed on February 4, 2008. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of Franklin Resources, Inc. and are its principal stockholders. Franklin Resources, Inc. and its principal shareholders may be deemed to be, for purposes of Rule 13d-3 under the Act, the beneficial owners of securities held by persons and entities for whom or for which Franklin Resources, Inc. subsidiaries provide investment management services.
(8)	Includes 9,528 shares of restricted stock that vest pro rata on a daily basis over a five year period which began on November 8, 2004, 600 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2008, and 10,000 shares of restricted stock that vest pro rata on an annual basis over a five year period which began on February 28, 2008.
(9)	Includes 23,110 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2008 and 10,000 shares of restricted stock that vest pro rata on an annual basis over a five year period which began on February 28, 2008.
(10)	All of such shares are held by affiliates of Madison Dearborn as reported in footnote 2 above. Mr. Selati is a Managing Director of Madison Dearborn, and therefore may be deemed to share voting and investment power over the shares owned by these entities, and therefore to beneficially own such shares. Mr. Selati disclaims beneficial ownership of all such shares. The address for Mr. Selati is c/o Madison Dearborn Partners, LLC, Three First National Plaza, Suite 3800, Chicago, IL 60602.

(11)	Includes 22,828 shares of restricted stock that vest pro rata on a daily basis over a five year period which began on November 8, 2004, 600 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2008, and 10,000 shares of restricted stock that vest pro rata on an annual basis over a five year period which began on February 28, 2008.
(12)	Includes 21,096 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2008, 566,323 shares of restricted stock that vest pro rata on a daily basis over a five year period which began on March 23, 2004, inclusive of 140,282 shares of common stock held in a Grantor Retained Annuity Trust, and 150,000 shares of restricted stock that vest pro rata on an annual basis over a five year period which began on February 28, 2008.
(13)	Includes 10,849 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2008, 113,484 shares of restricted stock that vest pro rata on a daily basis over a five year period which began on May 31, 2004, inclusive of 26,441 shares of common stock held in a Grantor Retained Annuity Trust, and 75,000 shares of restricted stock that vest pro rata on an annual basis over a five year period which began on February 28, 2008.
(14)	Includes 9,041 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2008 and 143,860 shares of restricted stock that vest pro rata on a daily basis over a five year period which began on May 31, 2004. These restricted shares will be fully vested effective March 31, 2008 in conjunction with the departure of Mr. Pennison.
(15)	Includes 21,855 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2008 and 50,000 shares of restricted stock that vest pro rata on an annual basis over a five year period which began on February 28, 2008.
(16)	Includes 14,821 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2008, 22,828 shares of restricted stock that vest pro rata on a daily basis over a five year period which began on September 13, 2004 and 50,000 shares of restricted stock that vest pro rata on an annual basis over a five year period which began on February 28, 2008.
(17)	Includes 109,971 shares of common stock issuable upon exercise of options exercisable within 60 days of April 1, 2008, 878,475 shares of restricted stock that vest pro rata on a daily basis over a five year period which began on November 8, 2004, 480,000 shares of restricted stock that vest pro rata on an annual basis over a five year period which began on February 28, 2008, and 75,000 shares of restricted stock that vest pro rata on an annual basis over a five year period which began on March 17, 2008.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers, directors and greater than 10% stockholders file reports of ownership and changes of ownership of common stock with the Securities and Exchange Commission and the NASDAQ Global Select Market. Based on a review of the Securities and Exchange Commission filed ownership reports during fiscal 2007, the Company believes that all Section 16(a) filing requirements were met during the fiscal year ended December 30, 2007 with the exception of a donation of common stock made by Carla R. Cooper in August 2007. This donation of stock was reported late in a Form 5 dated March 11, 2008.

EXECUTIVE OFFICERS

Certain information regarding our executive officers is provided below:

Name	Age	Position
Craig S. Miller	58	Chairman of the Board, President and Chief Executive Officer

Geoffrey D. K. Stiles	54	Executive Vice President and President of Ruth’s Chris Steakhouse

Damon Liever	53	Executive Vice President and President of Mitchell’s Fish Market

Thomas J. Pennison, Jr.(1)	40	Former Senior Vice President and Chief Financial Officer

Robert M. Vincent(2)	55	Executive Vice President and Chief Financial Officer

Thomas E. O’Keefe	47	Senior Vice President, General Counsel and Secretary

David L. Cattell	58	Senior Vice President, Chief Development Officer

Sarah C. Jackson	49	Senior Vice President, Human Resources

(1)	Although Mr. Pennison will be leaving the Company to pursue other business and personal interests, he has agreed to remain with the Company, in a consulting capacity, during a transition period expected to continue through March 2008.
(2)	Mr. Vincent has been appointed to replace Mr. Pennison as Executive Vice President and Chief Financial Officer of the Company, effective March 17, 2008.

Craig S. Miller has served as the Company’s President and Chief Executive Officer and Chairman of the Board since September 2006. From March 2004 to September 2006, Mr. Miller served as the President and Chief Executive Officer and as a member of the Board of Directors. Prior to that, from October 2002 to March 2004, Mr. Miller was the founder and Chairman of Miller Partners Restaurant Solutions, Inc. From October 2001 to October 2002, Mr. Miller served as President and Chief Executive Officer of Furr’s Restaurant Group. From October 1996 to October 2001, Mr. Miller served as President and Chief Executive Officer of Uno Restaurant Corporation. Prior to October 1996, Mr. Miller held various executive level positions with Uno Restaurant Corporation. Mr. Miller is a member of the Board of the National Restaurant Association (the “Association”). Mr. Miller was elected Chairman of the Association and served his one year term in that office from May 2005 to May 2006. Mr. Miller also serves on the Board of Directors of Tim Horton’s Inc.

Geoffrey D. K. Stiles has served as the Company’s Executive Vice President and President of Ruth’s Chris Steakhouse since February 2008. From November 2003 to January 2008, Mr. Stiles served as the Company’s Executive Vice President, Operations and Chief Operating Officer. From April 2003 to November 2003, Mr. Stiles was employed as a consultant by one of the franchisees. Mr. Stiles previously served as the Company’s Director of Operations from January 2001 to April 2003. Prior to joining the Company, Mr. Stiles served in executive and senior management positions at several restaurant groups, including Capitol Restaurant Concepts, Inc., Bertolini’s Restaurants Inc., Romano’s Macaroni Grill and the Olive Garden.

Damon M. Liever has served as the Company’s Executive Vice President and President of Mitchell’s Fish Market since February 2008. From July 2007 to January 2008, Mr. Liever served as the Company’s Senior Vice President and Chief Marketing Officer. From July 1999 to July 2007, Mr. Liever progressed from the Senior Vice President of Marketing for Wood Dining Services, to the President of the Retail Brand Group of Sodexho USA, when Sodexho USA acquired Wood Dining in January 2002. Prior to that, Mr. Liever held senior leadership positions in marketing with Uno Restaurant Corporation, Black-eyed Pea Restaurants, Taco Bell, Inc. and Frito-Lay, Inc.

Thomas J. Pennison, Jr. served as the Company’s Senior Vice President and Chief Financial Officer from November 2005 through March 2008. From April 2004 to November 2005, Mr. Pennison served as Vice President, Finance and Chief Financial Officer, and from February 1998 to April 2004, Mr. Pennison served as Vice President, Finance. From October 1996 to January 1998, Mr. Pennison served as the Director of Finance.

Prior to joining the Company, from April 1994 to October 1996, Mr. Pennison served as Assistant Corporate Controller of Casino Magic Corp., with primary responsibilities for corporate finance and SEC reporting. From January 1991 to April 1994, Mr. Pennison was at the public accounting firm KPMG LLP. Mr. Pennison relinquished his position as Secretary effective December 2006 and assumed the position of Assistant Secretary for the Company. In December 2007, Mr. Pennison announced his intention to leave the Company to pursue other business and personal interests. Mr. Pennison agreed to remain with the Company in a consulting capacity during a transition period through March 2008.

Robert M. Vincent has been appointed to serve as Executive Vice President and Chief Financial Officer of the Company effective March 17, 2008. From April 2000 to March 2008, Mr. Vincent has served as Executive Vice President-Finance, Chief Financial Officer and Treasurer at Uno Restaurant Holdings Corporation. He also served as Senior Vice President-Finance, Chief Financial Officer and Treasurer, and Vice President-Finance and Controller of Uno Restaurant Holdings Corporation since joining the company in 1992. During his tenure, Mr. Vincent directed all financial and administrative activity and managed strategy, finance and accounting.

Thomas E. O’Keefe has served as the Company’s Senior Vice President, General Counsel and Secretary since November 2005. Mr. O’Keefe also serves as the Company’s Chief Compliance Officer. From March 2005 to November 2005, Mr. O’Keefe served as the Vice President and General Counsel. Prior to joining the Company, from October 2003 to March 2005, Mr. O’Keefe was engaged in the private practice of law as a sole practitioner practicing in the areas of franchise, product distribution, antitrust and general corporate law. From August 1993 to September 2003, Mr. O’Keefe was Vice President and General Counsel to G.C. & K. B. Investments, Inc. d/b/a “SpeeDee Oil Change & Tune-Up,” an international franchisor of automobile service centers. From 1991 to 1993, Mr. O’Keefe served as Corporate Counsel to AFCE, Inc. d/b/a “Popeye’s and Church’s Chicken,” an international franchisor of quick-service restaurants.

David L. Cattell has served as the Company’s Senior Vice President and Chief Development Officer since November 2005. From September 2004 to November 2005, Mr. Cattell served as the Vice President, Development and Construction and Chief Development Officer. Prior to joining the Company, from January 2000 to January 2004, Mr. Cattell served as Vice President of Restaurant Development at Metromedia Restaurant Group. From 1981 to 1995, Mr. Cattell directed and managed real estate, construction, architecture and engineering functions for Kentucky Fried Chicken as Vice President of Restaurant Development.

Sarah C. Jackson has served as the Company’s Senior Vice President, Human Resources since December 2006. From August 2006 to December 2006, Ms. Jackson served as the Vice President of Human Resources. Prior to joining the Company, from April 2004 to July 2006, Ms. Jackson served as the Vice President of Human Resources and Training for Romacorp, Inc. In November 2005, Romacorp, Inc. filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code. From May 1989 to April 2004, Ms. Jackson held various leadership positions with Darden Restaurants, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis is designed to provide stockholders with an understanding of our compensation philosophy and objectives as well as the analysis that we performed in setting executive compensation.

Compensation Objectives and Program Structure

Our executive compensation philosophy, policies, plans and programs are under the direction of the Compensation Committee of our Board of Directors. The Compensation Committee is responsible for determining the compensation elements and amounts paid to named executive officers. In this proxy statement, the individuals who served as our Chief Executive Officer and Chief Financial Officer during fiscal 2007, as well as other individuals included in the Summary Compensation Table on page 30, are referred to as our “named executive officers.”

Generally, the types of compensation and benefits provided to our named executive officers are similar to those provided to executive officers of other nationwide restaurant companies. The Compensation Committee’s overall philosophy is to create value for our stockholders by using all elements of executive compensation to reinforce a results-oriented management culture focusing on our level of earnings, performance as compared to our annual operating plan and industry competitors, the achievement of longer-term strategic goals and objectives and specific individual performance. Accordingly, our executive compensation program has been designed to achieve the following objectives:

•	reinforce a results-oriented management culture with total executive compensation that varies according to performance;

•	focus executive officers on both annual and long-term business results with the goal of enhancing stockholder value;

•	align the interests of our executives and stockholders through equity-based compensation awards; and

•	provide executive compensation packages that attract, retain and motivate individuals of the highest qualifications, experience and ability.

The Board of Directors sets the pay range and specific components of the total compensation package for our Chief Executive Officer. Any salary increase or other adjustments are determined by the Compensation Committee and are approved by the Board of Directors.

As part of the Company’s annual budgeting process, the Board of Directors reviews and approves the executive officer’s recommendations of funds to be allocated for total compensation for the Company.

The Company’s Senior Vice President of Human Resources updates salary ranges across all levels of the Company on an annual basis and reviews the compensation for each individual job within the Company at least once every two years. The Senior Vice President of Human Resources reviews compensation for the Company’s executive officers on an annual basis and discusses potential adjustments with the Company’s Chief Executive Officer. A recommendation is then presented to the Compensation Committee for review and approval.

The Compensation Committee considers the annual chain restaurant compensation survey published by the Chain Restaurants Compensation Association when reviewing compensation for the Company’s executive officers and focuses on those companies with similar system-wide revenue. During 2007, the Compensation Committee considered companies with annual revenue of $350 million to $999 million to be similar to the Company’s revenue. The Compensation Committee also considers Company performance, both operational and financial performance, to determine compensation. During 2007, the Company did not employ any outside compensation consultants.

Elements of Compensation

Consistent with our compensation objectives described above, our executive compensation program is designed to be similar to the programs that are offered at nationwide restaurant companies comparable to us, as identified in the annual chain restaurant compensation survey published by the Chain Restaurant Compensation Association. This survey includes a presentation of the minimum, median and maximum salaries provided by nationwide restaurant companies that are similar in size and operation to our Company. While comparing our compensation to other companies may not always be totally appropriate due to certain aspects of our business and the uniqueness of some of our objectives, we generally believe that this is an important part of the Compensation Committee’s decision making process. We believe the fact that we are a public company with earnings per share goals rather than earnings before interest, taxes, depreciation and amortization goals that privately held companies may have is an aspect that is not completely reflected in the survey. We further believe that our operating model uses fewer revenue producing units than many of the companies participating in the survey. This means that our Company has more responsibilities concentrated per position.

The total compensation program for the named executive officers includes base salary, performance-based cash incentive compensation under our Management Bonus Plan, long-term equity incentive compensation benefits and perquisites. It is the Compensation Committee’s practice to target each of these elements to deliver compensation to each executive and all executives as a group within the mid-level range of compensation for persons having similar responsibilities at other nationwide restaurant companies.

We have typically allocated the majority of the total annual compensation paid to the named executive officers to base salary and bonus payments, with a smaller portion allocated to equity incentive awards. The Compensation Committee is focused on paying moderately higher bonus payments and slightly lower base salary in comparison to surveyed companies. We do this primarily so that we can compete with compensation packages provided by nationwide restaurant companies similar to ours. We believe this increases our ability to retain our senior management.

A significant portion of the compensation paid to executive officers is designed to reward them based on our financial performance compared to financial objectives, the growth of the Company, and increased stockholder value, as reflected in increases in the Company’s share price. Our base salary structure and its periodic salary reviews are designed to reward individual achievement and our overall performance. Our Management Bonus Plan is designed to reward executive officers with cash awards for the achievement of annual objectives tied to the financial performance of the Company and their individual performance. The equity component of their compensation, in the form of stock options and restricted stock, is designed to reward relative total stockholder return, and corresponding stock price improvement over the grant-date stock price.

Base Salary

Base salary is established based on the experience, skills, knowledge and responsibilities required of the executive officers in their roles. When establishing the base salaries of the executive officers, a number of factors are considered, including Company performance, the years of service of the individual, the individual’s duties and responsibilities, the ability to replace the individual, the base salary at the individual’s prior employment, market data on similar positions with competitive companies, and information derived from our directors’ experience at other companies. We seek to maintain base salaries that are competitive with the marketplace and that allow us to attract and retain executive talent.

For 2007, we increased the base salary of our Chief Executive Officer, Craig S. Miller, by $17,000 or 3.5%; our Executive Vice President and Chief Operating Officer, Geoffrey D. K. Stiles, by $15,000 or 5.0%; and our Chief Financial Officer and Senior Vice President, Thomas J. Pennison, Jr., our Senior Vice President and General Counsel, Thomas E. O’Keefe, and our Senior Vice President and Chief Development Officer, David L. Cattell, each by $25,000 or 12.5%. These base salaries were increased on a case by case basis for some or all of the following reasons depending upon the officer: for cost of living adjustment; for above average performance; for assumption of additional responsibilities; and to bring compensation within the mid-level compensation range of similar positions at peer companies.

Bonuses

Our performance-based cash incentive awards focus on closely aligning rewards with results. The philosophy of our performance-based annual cash incentive awards is simple: a basic reward for reaching minimum expectations, and an upside for reaching the Company’s goals.

In fiscal 2005, we adopted a Management Bonus Plan pursuant to which certain of our employees are eligible to receive cash bonuses based on personal and Company performance over the course of each fiscal year. The purpose of the Management Bonus Plan is to encourage a consistent high standard of excellence and continued employment by officers and management personnel of the Company. Our President and Chief Executive Officer, Chief Operating Officer, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Regional Vice Presidents, Home Office Directors and Managers are eligible to participate in the Management Bonus Plan. Bonus awards under the Management Bonus Plan are determined by the Compensation Committee, subject to approval by the Board, based on (i) the financial performance of the Company during the applicable fiscal period as measured against the Board’s previously approved plan with targeted earnings per share or other Board-approved thresholds adjusted for changes in accounting policies and non-recurring extraordinary transactions and (ii) individual performance.

Individual performance is measured against goals developed prior to the period in question. The goals usually address whether the individual complied with budget objectives and managed to achieve department specific objectives oriented toward facilitating the Company achieving its earnings per share goal. These goals differ by person and include, among others, same store sales, entrée count, development of additional operating units, addition of operating weeks, increase in check average, completion of transactions, settlement of litigation, and management of third party vendor costs.

The percentage of base salary for each cash bonus is established based on the individual’s level of responsibility. During 2007, Mr. Miller’s target cash bonus was 70% of his base salary, Mr. Stiles’ target cash bonus was 50% of his base salary, the target cash bonus for Messrs. Cattell, Pennison, and O’Keefe was 40% of their respective base salaries. The actual cash bonuses payable to our executive officers may be less than or greater than the target cash bonus, depending on the operational performance, the individual’s performance and certain other factors that may be considered by the Board and the Compensation Committee. The target cash bonuses are subject to additional multipliers as defined in our Management Bonus Plan described below.

Each award may, subject to recommendation by the Compensation Committee and approval of the Board, be increased up to 50%, based on our Company’s performance. Each award may also be increased by an additional 50% based on personal performance, again subject to recommendation by the Compensation Committee and approval of the Board. In the event of death, disability, retirement or a change in control of the Company, the bonus award is determined based solely on the target award percentage applicable to the base salary actually paid to or earned by the participant prior to such event. The Compensation Committee also periodically considers bonuses outside of the bonus plan, based on both individual and corporate performance.

Because of the Company’s failure to achieve the financial performance goals established by the Board of Directors, no bonuses were paid in 2007.

The Board of Directors has established the following target bonus awards for 2008:

•	75% of base salary paid during the fiscal year for the President and Chief Executive Officer;

•	55% of base salary paid during the fiscal year for the Executive Vice President;

•	45% of base salary paid during the fiscal year for Senior Vice Presidents;

•	35% of base salary paid during the fiscal year for Vice Presidents;

•	25% of base salary paid during the fiscal year for Regional Vice Presidents;

•	20% of base salary paid during the fiscal year for Home Office Directors; and

•	15% of base salary paid during the fiscal year for Managers.

The target bonus awards for Senior Vice Presidents and above were increased by an additional 5% of base salary from 2007 levels. This increase is designed to help retain these individuals in light of no bonuses being paid in 2007 and the value of the Company’s stock options being significantly diminished.

Based upon the recommendation of the Compensation Committee, the Board has authorized the Management Bonus Plan to pay the target bonus awards on a quarterly basis and not an annual basis for fiscal year 2008 for the positions of Senior Vice Presidents and below. The President and Chief Executive Officer and Executive Vice Presidents will participate on only an annual basis. After fiscal year 2008, the Management Bonus Plan will revert to paying target bonus awards on only an annual basis but the Board may reconsider this practice from time to time.

The Company did not undertake a detailed analysis of how difficult it would be for the Company and the named executive officers to achieve the required target levels of performance for the annual cash incentive awards to be paid under the Management Bonus Plan. Based upon the fact that the target levels for 2007 were not met and that the national economy is experiencing a potential recession in 2008, the Compensation Committee believes that the performance goals for 2008 will be challenging but achievable with significant effort.

Long-Term Incentive Awards

The Company’s equity programs are designed to encourage creation of long-term value for our stockholders, employee retention and stock ownership. The programs currently consist of stock option grants and restricted stock awards. Our equity incentive programs are intended to promote a long-term focus on results and to align employee and stockholder interests.

Executive officers receive a portion of their overall targeted compensation in the form of equity, in order to align interests of management and stockholders and promote a focus on long-term results. The Compensation Committee generally targets certain amounts of option awards upon hire and promotion for executives and other management personnel based on the level of those individuals. In addition, in August of each year, which is the anniversary of our initial public offering, the Compensation Committee reviews the amounts of incentive equity held by our executives and management and provides for additional incentive equity grants to executives and management in amounts that are based upon the positions held by such persons.

In 2007, the only equity-based awards that were granted to our named executive officers were stock options granted under the 2005 Long-Term Equity Incentive Plan. The Compensation Committee chose stock option grants as our form of equity compensation in 2007 because the Compensation Committee believes that stock options are usually a good means to align the interests of the executive officers and our stockholders over the long term. The Compensation Committee further believed there to be a benefit of continuing with stock options to maintain consistency with the option grants previously made to the named executive officers.

The grant-date value of stock options may decline over the vesting period if the Company’s stock price decreases. As a consequence, the Company may grant other types of equity-based awards depending upon the circumstances. The Company has previously granted restricted stock in lieu of stock options in order to encourage retention and reward performance.

Because of the difference between the Company’s average stock price during the majority of fiscal year 2007 and the average stock option exercise price, the Company issued restricted stock on February 28, 2008 to its executive officers. The Company will not be making any other grants to its executive officers in 2008. Mr. Miller received 150,000 shares of restricted stock. Messrs. Stiles, Liever and Vincent each received 75,000 shares of restricted stock. Messrs. O’Keefe and Cattell each received 50,000 shares of restricted stock. Mr. Vincent’s grant was made on March 17, 2008.

Benefits

The Company’s global benefits philosophy for employees, including executive officers, is that benefits should provide employees protection from catastrophic events, should enable employees to plan for their futures and should be competitive in local markets in order to attract and retain a high-quality workforce. The types of benefits provided to the named executive officers consist of medical benefits plans, life and accidental death and dismemberment insurance plans, 401(k) matching contributions and automobile allowances.

Although the Company’s benefit programs are an integral part of the compensation package for the named executive officers, in 2007, benefits (net of relocation expenses) represented less than 5% of the total compensation of the named executive officers. See the “Summary Compensation Table” on page 30.

The Company maintains a non-qualified deferred compensation plan that is unsecured and allows certain high-level employees, including executive officers, to voluntarily defer receipt of their salary above specified amounts and bonus payments into accounts established under the plan. These accounts are credited with earnings from amounts invested in funds available under the Company’s 401(k) plan, as selected by each participant.

Perquisites

The Company allows its executive officers to dine in its restaurants free of charge in order to permit those officers to conduct quality control tests.

Tax and Accounting Implications

Deductibility of Executive Compensation

The Compensation Committee has considered the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended, which generally limits the annual tax deductibility of compensation paid to each named executive officer to $1 million. To the extent possible, the Compensation Committee intends to preserve the federal income tax deductibility, but may choose to provide compensation that may not be deductible if it believes that such payments are appropriate to ensure that our named executive officers receive total compensation that is competitive with our peer group, or reflects superior performance.

Accounting for Share-Based Compensation

Beginning on December 26, 2005, we began accounting for share-based payments in accordance with the requirements of SFAS No. 123(R), “Share-Based Payment.”

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee:

Robin P. Selati

Carla R. Cooper

Bannus B. Hudson

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the total compensation earned in 2006 and 2007 by our Chief Executive Officer (principal executive officer), our Chief Financial Officer (principal financial officer), and our three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer (our “named executive officers”):

Name and Principal Position	Year	Salary	Non-Equity Incentive Plan Compensation(11)	Stock Awards	Option Awards(12)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(13)	All Other Compensation		Total
Craig S. Miller	2007	$497,000	$—	—	$50,375	$—	$12,752	(1)	$560,127
Chairman, President and Chief Executive Officer	2006	480,000	414,378	—	39,299	—	54,569	(2)	998,895

Geoffrey D.K. Stiles Executive Vice President and Chief Operating Officer(14)	2007 2006	315,000 300,000	— 151,356	— —	28,679 20,211	— —	11,552 66,582	(3) (4)	355,231 538,149

Thomas J. Pennison, Jr. Chief Financial Officer and Senior Vice President	2007 2006	225,000 200,000	— 107,631	— —	22,948 16,843	— —	87,822 20,239	(5) (6)	335,770 344,713

Thomas E. O’Keefe Senior Vice President, General Counsel and Secretary	2007 2006	225,000 200,000	— 116,600	— —	100,525 52,095	— —	78,320 27,543	(7) (8)	403,845 396,238

David L. Cattell Senior Vice President and Chief Development Officer	2007 2006	225,000 200,000	— 89,692	— —	88,205 39,572	— —	8,433 22,586	(9) (10)	321,638 351,850

(1)	Includes $8,400 automobile allowance, $2,664 in club dues, and $1,688 in 401(k) matching contributions.
(2)	Includes automobile allowance, $44,008 in relocation expenses, $1,873 in club dues and $126 in profit sharing and 401(k) matching contributions.
(3)	Includes $7,200 automobile allowance, $2,664 in club dues, and $1,688 in 401(k) matching contributions.
(4)	Includes automobile allowance, $55,595 in relocation expenses, $1,873 in club dues and $1,776 in profit sharing and 401(k) matching contributions.
(5)	Includes $7,200 automobile allowance, $76,270 in relocation expenses, $2,664 in club dues, and $1,688 in 401(k) matching contributions.
(6)	Includes automobile allowance, $9,348 in relocation expenses, $1,873 in club dues and $1,680 in profit sharing and 401(k) matching contributions.
(7)	Includes $7,200 automobile allowance, $68,456 in relocation expenses, and $2,664 in club dues.
(8)	Includes automobile allowance, $18,206 in relocation expenses, $1,873 in club dues and $126 in profit sharing and 401(k) matching contributions.
(9)	Includes $7,200 automobile allowance and $1,233 in club dues.
(10)	Includes automobile allowance, $13,249 in relocation expenses, $1,873 in club dues and $126 in profit sharing and 401(k) matching contributions.
(11)	Represents amount earned for 2006 and 2007 under the Company’s only non-equity incentive plan, which is the Management Bonus Plan as described under “Compensation Discussion and Analysis—Elements of Compensation—Annual Bonuses.”
(12)	Includes the 2006 and 2007 compensation costs to the Company under SFAS 123R of all options granted by the Company to the named executive officers. Compensation costs are based on the grant date fair value and are amortized over the five year vesting period of the options.

(13)	We do not maintain any defined benefit pension plans. No earnings are deemed above-market or preferential on compensation deferred under our Non-Qualified Deferred Compensation Plan. All contributions are invested in funds available under the Company’s 401(k) plan.
(14)	Mr. Stiles’ title changed in January 2008 to Executive Vice President and President of Ruth’s Chris Steakhouse.

Equity Compensation Plans

2004 Restricted Stock Plan

The 2004 Restricted Stock Plan provides for the grant of up to 1,167,487 shares of restricted stock to our officers, directors and employees and other persons who provide services to us, all of which were issued during 2004. This plan is administered by a committee of our Board, and, in the committee’s absence, by our Board. This plan provides for the grant of shares of our common stock that may not be sold or disposed of, and that may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period set forth in each restricted stock agreement as determined by our Board. Other than the foregoing, participants generally have all of the rights of a stockholder, unless the Board determines otherwise. Each restricted stock agreement sets forth a vesting schedule, over which time the shares will vest in the holder thereof, and no longer be subject to the restrictions contained in the restricted stock agreement (other than a right of first refusal of the Company in the case of a proposed transfer and a drag along right of the Company in a proposed sale of the Company approved by our Board or a majority of our stockholders). The plan provides that shares of restricted stock not yet vested will vest upon a change in control. Upon a termination of employment, the Company, and to the extent not exercised by the Company, certain of our stockholders, have the right to acquire shares that have vested pursuant to this plan. All shares of restricted stock were purchased at the fair market value of our common stock, as determined by our Board, on the date of grant.

2000 Stock Option Plan

The 2000 Stock Option Plan provides for the grant of nonqualified stock options to our directors, officers and employees and other persons who provide services to us. A total of 1,765,981 shares of common stock are reserved for issuance under this plan. As of April 1, 2008, we have granted options to purchase 1,152,041 shares of common stock under this plan. These options vest pro rata on a daily basis over a five year period. Options granted under the 2000 Stock Option Plan are generally not transferable by the optionee, and must be exercised within 30 days after the end of an optionee’s status as an employee, director or consultant of ours (other than a termination by us for cause, as defined in the 2000 Stock Option Plan), within 180 days after such optionee’s termination by death or disability, or within 90 days after such optionee’s retirement, but in no event later than the expiration of the option term. All options were granted at or above the fair market value of our common stock, as determined by our Board, on the date of grant. The term of all options granted under the 2000 Stock Option Plan may not exceed ten years. All future option grants will be made under our 2005 Long-Term Equity Incentive Plan, discussed below, and we do not intend to issue any further options under the 2000 Stock Option Plan.

2005 Long-Term Equity Incentive Plan

The 2005 Long-Term Equity Incentive Plan, which the Board approved in August 2005, provides for grants of stock options, restricted stock, restricted stock units, deferred stock units and other equity-based awards. Directors, officers and other employees of the Company, as well as others performing services for us, are eligible for grants under the plan. The purpose of the plan is to provide these individuals with incentives to maximize stockholder value and otherwise contribute to our success and to enable us to attract, retain and reward the best available persons for positions of responsibility.

In 2007, the Board granted options to purchase an aggregate of 544,841 shares of our common stock under this plan, which have a weighted-average exercise price of $18.13 per share and are subject to annual vesting over a five-year period.

A more detailed description of the 2005 Long-Term Equity Incentive Plan can be found in “Item 2-Proposed Amendment to the 2005 Long-Term Equity Incentive Plan to Increase the Number of Shares Available for Award” beginning on page 9 of this proxy statement.

Grants of Plan-Based Awards Fiscal Year 2007

The following table summarizes grants of plan-based awards made to each of the named executive officers during 2007:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Craig S. Miller	N/A 8/9/07	— —	$372,750	$838,688	— —	— 12,000	$	— 17.17	$	— 84,714

Geoffrey D.K. Stiles	N/A 8/9/07	— —	$173,250	$389,813	— —	— 12,000	$	— 17.17	$	— 84,714

Thomas J. Pennison, Jr.	N/A 8/9/07	— —	$101,250	$227,813	— —	— 8,000	$	— 17.17	$	— 56,476

Thomas E. O’Keefe	N/A 8/9/07	— —	$101,250	$227,813	— —	— 8,000	$	— 17.17	$	— 56,476

David L. Cattell	N/A 8/9/07	— —	$101,250	$227,813	— —	— 8,000	$	— 17.17	$	— 56,476

(1)	Represents threshold, target and maximum possible payouts for 2007 under the Company’s only non-equity incentive plan, which is the Management Bonus Plan as described under “Compensation Discussion and Analysis—Elements of Compensation—Annual Bonuses.” None of these awards will be paid as performance targets were not met.

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table summarizes the outstanding equity awards held by our named executive officers as of the end of 2007:

	Option Awards				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that have not Vested (#)	Market Value of Shares of Stock that have not Vested ($)
Craig S. Miller	16,762 1,400 —	18,238 5,600 12,000	$18.00 $18.19 $17.17	8/7/2015 8/8/2016 8/8/2017	158,531	$1,388,732

Geoffrey D.K. Stiles	8,620 720 —	9,380 2,880 12,000	$18.00 $18.19 $17.17	8/7/2015 8/8/2016 8/7/2017	40,655	$356,138

Thomas J. Pennison, Jr.	7,184 600 —	7,816 2,400 8,000	$18.00 $18.19 $17.17	8/7/2015 8/8/2016 8/8/2017	40,655	$356,138

Thomas E. O’Keefe	9,578 10,600 —	10,422 42,400 8,000	$18.00 $18.19 $17.17	8/7/2015 8/8/2016 8/8/2017	—	—

David L. Cattell	3,592 10,600 —	3,908 42,400 8,000	$18.00 $18.19 $17.17	8/7/2015 8/8/2016 8/8/2017	7,782	$68,170

(1)	Represents stock subject to restrictions purchased by certain named executives under the 2004 Restricted Stock Plan. Market value calculated based on the fiscal year end closing price on December 28, 2007 of $8.76. These shares of restricted stock vest pro rata on a daily basis as described in footnotes 12, 13, 14 and 16 to the table of “Principal Stockholders” on page 20.

Options Exercises and Stock Vested Fiscal Year 2007

The following table summarizes the options exercised and restricted stock held by our named executive officers that vested during 2007:

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Craig S. Miller	—	—	128,791	$2,207,478

Geoffrey D.K. Stiles	—	—	28,618	$490,513

Thomas J. Pennison, Jr.	—	—	28,618	$490,513

Thomas E. O’Keefe	—	—	—	—

David L. Cattell	—	—	4,553	$78,038

(1)	Represents daily vesting of restricted stock purchased by certain named executives under the 2004 Restricted Stock Plan. This restricted stock vests pro rata on a daily basis, and therefore the value realized has been calculated based on the average closing price during 2007 of $17.14.

Non-Qualified Deferred Compensation for Fiscal Year 2007

We maintain a non-qualified deferred compensation plan that is unsecured and allows certain high-level employees, including executive officers, to voluntarily defer receipt of their salary above specified amounts and bonus payments into accounts established under the plan. These accounts are credited with earnings from amounts invested in funds available under our 401(k) plan, as selected by each participant. The following table summarizes activity under our Non-qualified Deferred Compensation Plan for named executive officers during 2007:

Name	Executive Contributions in Last FY ($)(2)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
Craig S. Miller	$179,307	—	$17,722	—	$197,029

Geoffrey D.K. Stiles	—	—	—	—	—

Thomas J. Pennison, Jr.	—	—	—	—	—

Thomas E. O’Keefe	—	—	—	—	—

David L. Cattell	—	—	—	—	—

(1)	Earnings are not included in the Summary Compensation Table. Earnings are from investments in funds available under the Company’s 401(k) plan and are not required to be included in the Summary Compensation Table.
(2)	Executive contributions are from amounts included in the Summary Compensation Table and are comprised of $75,712 reported as 2007 Salary and $103,594 reported as 2006 Non-Equity Incentive Plan Compensation that was earned in 2006 but paid in 2007.

Pension Benefits

No Additional Executive Retirement Benefit Plans

We do not maintain any additional executive retirement programs such as executive pension plans, deferred compensation plans other than as noted above, or other executive retirement benefits.

Employment Agreements

Payments Made Upon Termination

Assuming each executive officer’s employment was terminated under each of the circumstances set forth below on December 31, 2007, the estimated values of payments and benefits to each named executive officer are set forth in the following table:

	Craig S. Miller	Geoffrey D.K. Stiles	Thomas J. Pennison, Jr.	Thomas E. O’Keefe	David L. Cattell
Severance(1)	$497,000	$340,000	$225,000	$237,000	$237,000
Bonus(2)	—	—	—	—	—
Health and Welfare Benefits(3)	9,075	9,075	9,075	9,075	9,075
Car Allowance(4)	12,000	10,800	9,600	9,600	9,600

Total	$518,075	$359,875	$243,675	$255,675	$255,675

(1)	Based on payment of one year of current base salary in the case of a termination by us without cause or in the case of a resignation for good reason.
(2)	Based on payment of a percentage of the named executive officer’s bonus compensation for 2007 in the case of a termination by us without cause or a resignation for good reason. There were no bonuses paid in 2007 to the named executive officers.
(3)	Amount represents premiums that will be paid by the Company in respect to health insurance and other medical benefits for one year after termination of employment without cause or resignation for good reason.
(4)	Based on the value, as of December 31, 2007, of the current pre-established car allowance that would be received by the executive officer for one year after termination of employment without cause or resignation for good reason.

In June 2004, we and Craig Miller signed an employment agreement outlining the terms by which Mr. Miller would serve as our President and Chief Executive Officer and a member of our Board. Mr. Miller’s initial base salary was $340,000 and he was eligible to receive a bonus of up to 50% of his base salary. Mrs. Miller’s salary is subject to annual review and his annual bonus is now provided under the Management Bonus Plan. Pursuant to his employment agreement, if Mr. Miller’s employment is terminated by us without “cause,” or by Mr. Miller for “good reason” (as those terms are defined below) during the employment term, then Mr. Miller will be entitled to continue to receive his base salary for twelve months after the date of such termination. The Company has the option of paying this severance on a monthly or lump sum basis. Mr. Miller would also receive twelve months continued health, welfare and retirement benefits and twelve months payments of automobile allowance pursuant to current Company guidelines. Mr. Miller has agreed not to compete with us or to solicit any of our employees or persons with whom we have certain business relationships for twenty-four months following his termination, if Mr. Miller’s employment is terminated by us without “cause” or by Mr. Miller for “good reason” (as those terms are defined in his agreement), or for twelve months in all other cases.

In October 2003, we and Geoffrey Stiles signed an employment agreement under which Mr. Stiles agreed to serve as our Executive Vice President. Mr. Stiles’ initial base salary was $250,000, and he was eligible to receive a bonus of up to 40% of his base salary, subject to annual reviews, salary adjustments and incentive plans as determined by our Board. Mr. Stiles’ annual bonus is now provided under the Management Bonus Plan. Mr. Stiles’ employment agreement has severance provisions which have been amended as described below.

In November 2005, we and Thomas Pennison, Jr. signed an employment agreement under which Mr. Pennison agreed to serve as our Senior Vice President, Chief Financial Officer and Secretary. Mr. Pennison’s initial base salary was $200,000 and he was eligible to receive a bonus of up to 40% of his base salary, subject to annual reviews, salary adjustments and incentive plans as determined by our Board. Mr. Pennison’s annual bonus is now provided under the Management Bonus Plan. Mr. Pennison’s employment agreement has severance provisions which have been amended as described below. On January 10, 2008, we entered into an amendment to the amended and restated employment agreement, effective January 20, 2008. Under the amendment, Mr. Pennison has agreed to remain with us during a transition period expected to continue through March 31, 2008, but which can be extended by mutual agreement between us and Mr. Pennison to May 31, 2008. Mr. Pennison will be entitled to his standard compensation and benefits through the date of his departure. He will also be entitled to a one-time severance payment of $100,000, net of applicable tax withholding, payable on January 20, 2008, in addition to the severance payments and benefits to which he was previously entitled. We have agreed not to exercise our repurchase rights with respect to Mr. Pennison’s restricted stock, and all of Mr. Pennison’s restricted stock shall fully vest upon his departure, assuming in each case that he does not breach the terms of the amended and restated employment agreement or the amendment to his amended and restated employment agreement. Mr. Pennison has agreed not to compete with us for a period of one year following his departure and to protect our confidential information. He has also agreed to a waiver and release for our benefit.

In November 2005, we and Thomas O’Keefe signed an employment agreement outlining the terms by which Mr. O’Keefe agreed to serve as our Senior Vice President and General Counsel and Mr. O’Keefe’s initial base salary was $200,000 and he was eligible to receive a bonus of up to 40% of his base salary, subject to annual reviews, salary adjustments and incentive plans as determined by our Board. Mr. O’Keefe’s annual bonus is now provided under the Management Bonus Plan. Mr. O’Keefe’s employment agreement has severance provisions which have been amended as described below.

In November 2005, we and David Cattell signed an employment agreement under which Mr. Cattell agreed to serve as our Senior Vice President and Chief Development Officer. Mr. Cattell’s initial base salary was $200,000 and he was eligible to receive a bonus of up to 40% of his base salary, subject to annual reviews, salary adjustments and incentive plans as determined by our Board. Mr. Cattell’s annual bonus is now provided under the Management Bonus Plan. Mr. Cattell’s employment agreement has severance provisions which have been amended as described below.

On June 4, 2007, we entered into an amended and restated employment agreement with each of Messrs. Stiles, Pennison, O’Keefe and Cattell. These amended and restated agreements became effective as of June 1, 2007 and serve to amend the previous employment agreements between us and them to include an automatic, one-year extension of the three-year term of their previous employment agreements, unless sooner terminated by the terms set forth therein. If an amended and restated agreement is terminated “without cause” by the Company or with “good reason” by an executive officer (as those terms are defined below), the amended and restated agreement entitles such executive officer to receive severance compensation equal to one year of base salary and one-half of the prior year’s bonus payment, if any. In addition, if such officer’s employment is terminated by us without “cause,” or by such officer for “good reason” during his employment term, then such officer will be entitled to receive twelve months continued health, welfare and retirement benefits, twelve monthly payments of automobile allowance, and all vesting rights of his stock options and restricted stock granted during his tenure shall continue for twelve months post-termination. The Company has the option of paying this severance on a monthly or lump sum basis. Under these agreements, Messrs. Stiles, Pennison, O’Keefe and Cattell have agreed not to compete with us or to solicit any of our employees or persons with whom we have certain business relations for twelve months following such officer’s termination. All other material provisions of the amended and restated agreement remain substantially the same as in the previous employment agreements between the Company and each of Messrs. Stiles, Pennison, O’Keefe and Cattell.

The employment agreements for our executive officers define “cause” as meaning (i) an officer’s theft, embezzlement, perpetration of fraud, misappropriation of property or attempts at such; (ii) any act of disloyalty, misconduct or moral turpitude by an officer that is injurious to the Company; or (iii) an officer’s willful disregard of a lawful directive given by a superior or the Board of Directors or a violation of the Company’s employment policy.

The employment agreements for our executive officers define “good reason” to mean (i) the assignment by the Board of Directors to an officer of any material duties that are clearly inconsistent with the officer’s status, title and position; or (ii) failure by the Company to pay the officer any amounts required under the officer’s employment agreement which failure continues uncured for a period of 15 days after written notice is given.

Except as specifically described above, all options and restricted stock issued under the Company’s equity incentive plans, whether or not then exercisable (as applicable), generally cease vesting when a grantee ceases to be an employee. Options generally expire 30 days after the date of cessation of service, so long as the grantee does not compete with us during that 30-day period without our permission. Upon termination for cause, all options will terminate immediately. Except as specifically described above, the Company has the right to repurchase shares of restricted stock held by the named executive officers during the 120 days following the executive’s termination, and the purchase price in the case of a resignation without good reason or a termination for cause is $0.05 per share for shares issued under the 2004 Restricted Stock Plan, and in all other cases is the fair market value of such shares.

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive officer, all named executive officers will receive benefits under our disability plan or payments under our life insurance plan, as appropriate. In the case of a grantee’s death or disability, a number of options and restricted stock equal to the sum of (1) the number of options that were exercisable on the date of the grantee’s death or disability and (2) the number of options that would become exercisable within one year after the date of the grantee’s death or disability, will become fully vested and exercisable and remain so for up to 180 days after the date of death or disability, provided the grantee does not compete with us during that 180-day period without our permission.

Payments Made Upon a Change in Control

We are not contractually obligated to make any type of cash payment to any named executive officer in the event of a change in control. Restricted stock issued pursuant to the 2004 Restricted Stock Plan that is unvested will vest upon a change of control. All of the restricted stock and options issued under the 2005 Long-Term Equity Incentive Plan will become fully vested if a grantee is terminated within one year of a change in control. If we undergo a change in control, the committee administering the 2005 Long-Term Equity Incentive Plan may provide that the options issued under such plan become exercisable and that such options may terminate if not exercised on the date of the change in control. Such committee may also accelerate the vesting of restricted stock grants under the 2005 Long-Term Equity Incentive Plan.

	Craig S. Miller	Geoffrey D.K. Stiles	Thomas J. Pennison, Jr.	Thomas E. O’Keefe	David L. Cattell
Restricted Stock(1)	$914,430	$250,693	$250,693	—	$51,447
Other Equity(2)	—	—	—	—	—

Total	$914,430	$250,693	$250,693	—	$51,447

(1)	Represents removal of remaining restrictions on stock purchased by certain named executives under the 2004 Restricted Stock Plan upon a change in control. Does not include amounts granted in 2008. Value is based on the fiscal year end closing price on December 28, 2007 of $8.76.
(2)	Based on value of unvested options held by each executive at December 31, 2007, the vesting of which is assumed to accelerate upon a change in control. Value is based on the fiscal year end closing price on December 28, 2007 of $8.76 less the respective option exercise price.

Director Compensation for Fiscal Year 2007

The following table summarizes the compensation paid to directors of the Company in 2007:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Carla R. Cooper	$35,000	—	$5,785	—	—	—	$40,785
Bannus B. Hudson	$35,000	—	$45,212	—	—	—	$80,212
Robin P. Selati	—	—	—	—	—	—	—
Alan Vituli	$42,000	—	$5,785	—	—	—	$47,785

(1)	Includes the 2007 compensation costs to the Company under SFAS 123R of all options granted by the Company to the named directors. Compensation cost is based on the grant date fair value and is amortized over the five-year vesting period of the options. On August 9, 2007, the Company granted options to purchase 3,000 shares of its common stock to Carla Cooper, Bannus Hudson, and Alan Vituli. These options vest pro rata on an annual basis over a five year period. The grant date fair value on August 9, 2007 for each share was $7.06.

Directors who are also our employees receive no compensation for serving as directors. Non-employee directors, other than Mr. Selati, receive an annual fee in the amount of $35,000 ($42,000 for the chairman of the Audit Committee). Mr. Selati has declined to receive an annual fee because of his service as Managing Director of Madison Dearborn, our largest stockholder. We also reimburse all directors for reasonable out-of-pocket expenses they incur in connection with their service as directors. Our directors are also eligible to receive stock options and other equity-based awards when, as and if determined by the Compensation Committee pursuant to the terms of our 2005 Long-Term Equity Incentive Plan. Non-employee directors are not eligible to participate in the deferred compensation plan.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional services rendered by KPMG LLP for fiscal 2006 and fiscal 2007.

	Fiscal Year
Fee Category	December 31, 2006	December 30, 2007
Audit and Related Fees	$788,939	$645,000
Tax Fees	112,964	57,645
All Other Fees	32,417	—

Total Fees	$934,320	$702,645

Audit and Related Fees: Consists of fees billed for professional services rendered for the integrated audit of our consolidated financial statements and internal controls over financial reporting and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

Tax Fees are principally comprised of fees for services provided in connection with worldwide tax planning and compliance services, expatriate tax services, and assistance with tax audits and appeals.

All Other Fees: Consists of fees for services other than those reported above.

All audit, audit-related and tax services performed by KPMG LLP in fiscal 2006 and 2007 were pre-approved by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Pursuant to the Audit Committee charter, the Audit Committee must approve all audit engagement fees and other significant compensation to be paid to the independent auditor and the terms of such engagement. The Audit Committee’s charter provides that individual engagements must be separately approved. Additionally, the Audit Committee must pre-approve any non-audit services to be provided to the Company by the independent auditor. The policy also requires specific approval by the Audit Committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

MATTERS RELATING TO AUDITORS

Audit Committee Report

The Audit Committee of the Board of Directors has reviewed and discussed the audited financial statements with management, which has represented that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with management the quality and acceptability of the accounting principles employed, including all critical accounting policies used in the preparation of the financial statements and related notes, the reasonableness of judgments made, and the clarity of the disclosures included in the statements.

The Audit Committee also reviewed our consolidated financial statements for fiscal 2007 with KPMG LLP, our independent auditors for fiscal 2007, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Audit Committee has discussed with KPMG LLP, the matters required to be discussed by Statement of Auditing Standards No. 114, The Auditor’s Communication with Those Charged with Governance.

The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and has discussed with KPMG LLP its independence and has considered whether the provision of non-audit services by KPMG LLP to us is compatible with maintaining KPMG LLP’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 30, 2007 for filing with the Securities and Exchange Commission. The Audit Committee has selected KPMG LLP as our independent auditor for 2008.

This report is submitted by the members of the Audit Committee:

Alan Vituli

Carla R. Cooper

Bannus B. Hudson

STOCKHOLDER PROPOSALS FOR THE 2009 MEETING

Stockholder proposals intended for inclusion in our proxy statement relating to the next annual meeting in May 2009 must be received by us no later than December 11, 2008. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC. Under our bylaws, notice to us of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 also will be considered untimely if received at our principal executive offices not less than 90 nor more than 120 days prior to the date of the first anniversary of the previous year’s annual meeting and will not be placed on the agenda for the meeting.

DIRECTOR NOMINATIONS TO BE CONSIDERED BY THE BOARD

You may propose director candidates for consideration by the Board’s Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth above. In addition, our bylaws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, a stockholder must deliver timely notice of such stockholder’s intent to make such nomination in writing to the Corporate Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 nor more than 120 days prior to the date of the first anniversary of the previous year’s annual meeting. In the event the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after such anniversary date, notice must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made.

To be in proper form, a stockholder’s notice must set forth:

(i)	as to each person whom the stockholder proposes to nominate for election as a director at such meeting

(A)	the name, age, business address and residence address of the person,

(B)	the principal occupation or employment of the person,

(C)	the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and

(D)	any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(ii)	as to the stockholder giving the notice

(A)	the name and record address of such stockholder,

(B)	the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder,

(C)	a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder,

(D)	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and

(E)	any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act.

Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Director nominees are evaluated in accordance with the procedure set forth under the caption “Nominating and Corporate Governance Committee” included on page 18 of this proxy statement.

OTHER MATTERS

The Board knows of no matter to be brought before the annual meeting other than the matters identified in this proxy statement. However, if any other matter properly comes before the annual meeting or any adjournment of the meeting, it is the intention of the persons named in the proxy solicited by the Board to vote the shares represented by them in accordance with their best judgment.

By order of the Board of Directors

Thomas E. O’Keefe
Secretary

Dated: April 10, 2008

APPENDIX A

AMENDMENT NO. 1 TO THE 2005

LONG-TERM EQUITY INCENTIVE PLAN

The Company’s 2005 Long-Term Equity Incentive Plan (the “Plan”) is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Plan):

1. Section 4 of the Plan shall be deleted in its entirety and replaced with the following:

Shares Available for the Plan

Subject to adjustments as provided in Section 16 hereof, an aggregate of 3,862,500 shares of Common Stock may be issued pursuant to the Plan (collectively, the “Shares”). Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, or is tendered or withheld as to any shares in payment of the exercise price of the grant or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld Shares shall thereafter be available for further grants under the Plan.

Without limiting the generality of the foregoing provisions of this Section 4 or the generality of the provisions of Sections 3, 6 or 17 or any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may, in its sole discretion, determine, enter into agreements (or take other actions with respect to the options) for new options containing terms (including exercise prices) more (or less) favorable than the outstanding options.

2. Except as aforesaid, the Plan shall remain in full force and effect.

RUTH’S CHRIS STEAK HOUSE, INC.

2005 LONG-TERM EQUITY INCENTIVE PLAN

1. Purpose.

This plan shall be known as the Ruth’s Chris Steak House, Inc. 2005 Long-Term Equity Incentive Plan (the “Plan”). The purpose of the Plan shall be to promote the long-term growth and profitability of Ruth’s Chris Steak House, Inc. (the “Company”) and its Subsidiaries by (i) providing certain directors, officers and employees of, and certain other individuals who perform services for, the Company and its Subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of responsibility. Grants of incentive or non-qualified stock options, restricted stock, restricted stock units, deferred stock units, performance awards, or any combination of the foregoing may be made under the Plan.

2. Definitions.

(a) “Board of Directors” and “Board” mean the board of directors of the Company.

(b) “Cause” means (i) a Participant’s theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company, a Participant’s perpetration or attempted perpetration of fraud, or a Participant’s participation in a fraud or attempted fraud, on the Company or a Participant’s unauthorized appropriation of, or a Participant’s attempt to misappropriate, any tangible or intangible assets or property of the Company, (ii) any act or acts of disloyalty or misconduct by a participant injurious to the interest, property, operations, business or reputation of the Company or a Participant’s commission of a felony or crime or act of moral turpitude or (iii) a Participant’s willful disregard of a directive given by a superior or the Board or a violation of a Company employment policy.

(c) “Change in Control” means the occurrence of one of the following events:

(i) if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or

(iv) consummation of a plan of complete liquidation of the Company or a sale or disposition by the Company of all or substantially all the Company’s assets, other than a sale to an Exempt Person.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means the Compensation Committee of the Board, which shall consist solely of two or more members of the Board.

(f) “Common Stock” means the Common Stock, par value $0.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

(g) “Competition” is deemed to occur if a person whose employment with the Company or its Subsidiaries has terminated obtains a position as a full-time or part-time employee of, as a member of the board of directors of, or as a consultant or advisor with or to, or acquires an ownership interest in excess of 5% of, a corporation, partnership, firm or other entity that engages in any of the businesses of the Company or any Subsidiary with which the person was involved in a management role at any time during his or her last five years of employment with or other service for the Company or any Subsidiaries.

(h) “Disability” occurs if a participant:

(i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the participant’s employer.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j) “Exempt Person” means (i) Madison Dearborn Partners, LLC, Madison Dearborn Partners III, L.P., Madison Dearborn Capital Partners III, L.P., Madison Dearborn Special Equity III, L.P. or Special Advisors Fund I, LLC or any of their affiliates, (ii) any person, entity or group under the control of any party included in clause (i), or (iii) any employee benefit plan of the Company or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company.

(k) “Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

(l) “Fair Market Value” of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the NASDAQ National Market) (the “Market”) for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board; provided, however, that when shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.

(m) “Incentive Stock Option” means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

(n) “Non-Employee Director” has the meaning given to such term in Rule 16b-3 under the Exchange Act and any successor thereto.

(o) “Non-qualified Stock Option” means any stock option other than an Incentive Stock Option.

(p) “Other Company Securities” mean securities of the Company other than Common Stock, which may include, without limitation, unbundled stock units or components thereof, debentures, preferred stock, warrants and securities convertible into or exchangeable for Common Stock or other property.

(q) “Retirement” means retirement as defined under any Company pension plan or retirement program or termination of one’s employment on retirement with the approval of the Committee.

(r) “Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

3. Administration.

The Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term “Committee” shall be deemed to mean the Board for all purposes herein. Subject to the provisions of the Plan, the Committee shall be authorized to (i) select persons to participate in the Plan, (ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) certify that the conditions and restrictions applicable to any grant have been met, (iv) modify the terms of grants made under the Plan, (v) interpret the Plan and grants made thereunder, (vi) make any adjustments necessary or desirable in connection with grants made under the Plan to eligible participants located outside the United States and (vii) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee’s sole discretion and shall be conclusive and binding on all parties. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto and the rules and regulations of the principal securities exchange on which the Common Stock is then listed for trading. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute.

The expenses of the Plan shall be borne by the Company. The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any award under the Plan, and rights to the payment of such awards shall be no greater than the rights of the Company’s general creditors.

4. Shares Available for the Plan.

Subject to adjustments as provided in Section 16 hereof, an aggregate of 2,362,500 shares of Common Stock may be issued pursuant to the Plan (collectively, the “Shares”). Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, or is tendered or withheld as to any shares in payment of the exercise price of the grant or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld Shares shall thereafter be available for further grants under the Plan.

Without limiting the generality of the foregoing provisions of this Section 4 or the generality of the provisions of Sections 3, 6 or 17 or any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may, in its sole discretion, determine, enter into agreements (or take other actions with respect to the options) for new options containing terms (including exercise prices) more (or less) favorable than the outstanding options.

5. Participation.

Participation in the Plan shall be limited to those directors (including Non-Employee Directors), officers (including non-employee officers) and employees of, and other individuals performing services for, the Company and its Subsidiaries selected by the Committee (including participants located outside the United States). Nothing in the Plan or in any grant thereunder shall confer any right on a participant to continue in the service or employ as a director or officer of or in the performance of services for the Company or a Subsidiary or shall interfere in any way with the right of the Company or a Subsidiary to terminate the employment or performance of services or to reduce the compensation or responsibilities of a participant at any time. By accepting any award under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

Incentive Stock Options or Non-qualified Stock Options, restricted stock awards, restricted stock unit or deferred stock unit awards, performance awards, or any combination thereof, may be granted to such persons and for such number of Shares as the Committee shall determine (such individuals to whom grants are made being sometimes herein called “optionees” or “grantees,” as the case may be). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant of that or any other type to such participant in that year or subsequent years.

6. Incentive and Non-qualified Options.

The Committee may from time to time grant to eligible participants Incentive Stock Options, Non-qualified Stock Options, or any combination thereof; provided that the Committee may grant Incentive Stock Options only to eligible employees of the Company or its subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto). In any one calendar year, the Committee shall not grant to any one participant options to purchase a number of shares of Common Stock in excess of 1,181,250 (as adjusted pursuant to Section 15 hereof). The options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

It is the Company’s intent that Non-qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such non-qualification, the stock option represented thereby shall be regarded as a Non-qualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan’s requirements for Non-qualified Stock Options.

(a) Price. The price per Share deliverable upon the exercise of each option (“exercise price”) may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, in each case unless otherwise permitted by Section 409A and Section 422 of the Code or any successor thereto.

(b) Payment. Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options’ exercise, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board or (iv) by any combination of the foregoing.

In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (1) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (2) direction to the grantee’s broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

(c) Terms of Options. The term during which each option may be exercised shall be determined by the Committee, but if required by the Code and except as otherwise provided herein, no option shall be exercisable in whole or in part more than ten years from the date it is granted, and no Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall be exercisable more than five years from the date it is granted. All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights).

(d) Limitations on Grants. If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its Subsidiaries (as defined in Section 422 of the Code or any successor thereto) may not exceed $100,000.

(e) Termination; Forfeiture.

(i) Death or Disability. If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or any Subsidiary due to death or Disability, a number of options equal to the sum of (i) the number of options that were exercisable on the date of the participant’s death or Disability plus (ii) such additional number of options to which the participant would have been entitled had the participant’s employment continued for one year following the date of termination, shall become fully vested and exercisable and shall remain so for a period of 180 days from the date of such death or Disability; provided that the participant does not engage in Competition during such 180-day period unless he or she received written consent to do so from the Board or the Committee; provided further that the

Board or Committee may extend such exercise period (and related non-competition period) in its discretion, but in no event may such extended exercise period extend beyond the expiration date of the options. Remaining options that were not exercisable on the date of a Participant’s death or Disability as set forth in the preceding sentence shall expire and be forfeited. Notwithstanding the foregoing, if the Disability giving rise to the termination of employment is not within the meaning of Section 22(e)(3) of the Code or any successor thereto, Incentive Stock Options not exercised by such participant within 90 days after the date of termination of employment will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

(ii) Retirement. If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or any Subsidiary upon the occurrence of his or her Retirement, (A) all of the participant’s options that were exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of Retirement, but in no event after the expiration date of the options; provided that the participant does not engage in Competition during such 90 day period unless he or she receives written consent to do so from the Board or the Committee; provided further that the Board or the Committee may extend such exercise period (and related non-competition period) in its discretion, but in no event may such extended exercise period extend beyond the expiration date of the options, and (B) all of the participant’s options that were not exercisable on the date of Retirement shall be forfeited immediately upon such Retirement; provided, however, that such options may become fully vested and exercisable in the discretion of the Committee. Notwithstanding the foregoing, Incentive Stock Options not exercised by such participant within 90 days after Retirement will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

(iii) Termination for Cause. If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or a Subsidiary due to Cause, all of the participant’s options shall expire and be forfeited on the date the Company or a Subsidiary delivers to the Participant notice of termination of employment for Cause, whether or not then exercisable.

(iv) Other Termination. Unless otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or a Subsidiary for any reason other than death, Disability, Retirement or discharge for Cause, (A) all of the participant’s options that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 30 days after the date of such cessation, but in no event after the expiration date of the options; provided that the participant does not engage in Competition during such 30-day period unless he or she receives written consent to do so from the Board or the Committee; provided further that the Board or Committee may extend such exercise period (and related non-competition period) in its discretion, but in no event may such extended exercise period extend beyond the expiration date of the options, and (B) all of the participant’s options that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation.

(v) Change in Control. If there is a Change in Control of the Company and a Participant is terminated from being a director, officer or employee of, or from performing other services for, the Company or a Subsidiary within one year after such Change in Control, all of the participant’s options shall become fully vested and exercisable upon such termination and shall remain so for up to one year after the date of termination, but in no event after the expiration date of the options. In addition, the Committee shall have the authority to grant options that become fully vested and exercisable automatically upon a Change in Control, whether or not the grantee is subsequently terminated.

(f) Grant of Reload Options. The Committee may provide (either at the time of grant or exercise of an option), in its discretion, for the grant to a grantee who exercises all or any portion of an option (“Exercised Options”) and who pays all or part of such exercise price with shares of Common Stock, of an additional option (a “Reload Option”) for a number of shares of Common Stock equal to the sum (the “Reload Number”) of the number of shares of Common Stock tendered for the Exercised Options plus, if so provided by the Committee, the number of shares of Common Stock, if any, tendered by the grantee in connection with the exercise of the Exercised Options to satisfy any federal, state or local tax withholding requirements. The terms of each Reload Option, including the date of its expiration and the terms and conditions of its exercisability and transferability, shall be the same as the terms of the Exercised Option to which it relates, except that (i) the grant date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates and (ii) the exercise price for each Reload Option shall be the Fair Market Value of the Common Stock on the grant date of the Reload Option.

7. Restricted Stock.

The Committee may at any time and from time to time grant Shares of restricted stock under the Plan to such participants and in such amounts as it determines. Each grant of Shares of restricted stock shall specify the applicable restrictions on such Shares, the duration of such restrictions (which shall be at least six months except as otherwise determined by the Committee or provided in the third paragraph of this Section 7), and the time or times at which such restrictions shall lapse with respect to all or a specified number of Shares that are part of the grant.

The participant will be required to pay the Company the aggregate par value of any Shares of restricted stock (or such larger amount as the Board may determine to constitute capital under Section 154 of the Delaware General Corporation Law, as amended, or any successor thereto) within ten days of the date of grant, unless such Shares of restricted stock are treasury shares. Unless otherwise determined by the Committee, certificates representing Shares of restricted stock granted under the Plan will be held in escrow by the Company on the participant’s behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefor. Except as otherwise provided by the Committee, during such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant’s restricted stock shall be subject to the same restrictions as then in effect for the restricted stock.

Except as otherwise provided by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its Subsidiaries due to death or Disability during any period of restriction, a number of shares of restricted stock equal to the sum of (i) the number of shares of restricted stock for which the restrictions have lapsed plus (ii) the number of shares of restricted stock for which the restrictions will have lapsed within one year following the date of termination. At such time as a participant ceases to be a director, officer or employee of, or otherwise performing services for, the Company or its Subsidiaries for any other reason, all Shares of restricted stock granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

If there is a Change in Control of the Company and a participant is terminated from being a director, officer or employee of, or from performing other services for, the Company or a subsidiary within one year after such Change in Control, all restrictions on Shares of restricted stock granted to such participant shall lapse. In addition, the Committee shall have the authority to grant shares of restricted stock with respect to which all restrictions shall lapse automatically upon a Change in Control, whether or not the grantee is subsequently terminated.

8. Restricted Stock Units; Deferred Stock Units.

The Committee may at any time and from time to time grant restricted stock units under the Plan to such participants and in such amounts as it determines. Each grant of restricted stock units shall specify the applicable restrictions on such units, the duration of such restrictions (which shall be at least six months except as otherwise determined by the Committee or provided in the third paragraph of this Section 8), and the time or times at which such restrictions shall lapse with respect to all or a specified number of units that are part of the grant.

Each restricted stock unit shall be equivalent in value to one share of Common Stock and shall entitle the participant to receive from the Company at the end of the vesting period (the “Vesting Period”) applicable to such unit one Share, unless the participant elects in a timely fashion to defer the receipt of such Shares, as provided below. Restricted stock units may be granted without payment of cash or consideration to the Company; provided that participants shall be required to pay to the Company the aggregate par value of the Shares received from the Company within ten days of the issuance of such Shares unless such Shares are treasury shares.

Except as otherwise provided by the Committee, during the restriction period the participant shall not have any rights as a shareholder of the Company; provided that the participant shall have the right to receive accumulated dividends or distributions with respect to the corresponding number of shares of Common Stock underlying each restricted stock unit at the end of the Vesting Period, unless such restricted stock units are converted into deferred stock units, in which case such accumulated dividends or distributions shall be paid by the Company to the participant at such time as the deferred stock units are converted into Shares.

Except as otherwise provided by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or any Subsidiary due to death, Disability or Retirement during any period of restriction, all restrictions on restricted stock units granted to such participant shall lapse. At such time as a participant ceases to be a director, officer or employee of, or otherwise performing services for, the Company or any Subsidiary for any other reason, all restricted stock units granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

If there is a Change in Control of the Company and a participant is terminated from being a director, officer or employee of, or from performing other services for, the Company or any Subsidiary within one year after such Change in Control, all restrictions on restricted stock units granted to such participant shall lapse. In addition, the Committee shall have the authority to grant restricted stock units with respect to which all restrictions shall lapse automatically upon a Change in Control, whether or not the grantee is subsequently terminated.

A participant may elect by written notice to the Company, which notice must be made before the later of (i) the close of the tax year preceding the year in which the restricted stock units are granted or (ii) 30 days of first becoming eligible to participate in the Plan (or, if earlier, the last day of the tax year in which the participant first becomes eligible to participate in the plan) and on or prior to the date the restricted stock units are granted, to defer the receipt of all or a portion of the Shares due with respect to the vesting of such restricted stock units; provided that the Committee may impose such additional restrictions with respect to the time at which a participant may elect to defer receipt of Shares subject to the deferral election, and any other terms with respect to a grant of restricted stock units to the extent the Committee deems necessary to enable the participant to defer recognition of income with respect to such units until the Shares underlying such units are issued or distributed to the participant. Upon such deferral, the restricted stock units so deferred shall be converted into deferred stock units. Except as provided below, delivery of Shares with respect to deferred stock units shall be made at the end of the deferral period set forth in the participant’s deferral election notice (the “Deferral Period”). Deferral Periods shall be no less than one year after the vesting date of the applicable restricted stock units.

Except as otherwise provided by the Committee, during such Deferral Period the participant shall not have any rights as a shareholder of the Company; provided that, the participant shall have the right to receive accumulated dividends or distributions with respect to the corresponding number of shares of Common Stock underlying each deferred stock unit at the end of the Deferral Period when such deferred stock units are converted into Shares.

Except as otherwise provided by the Committee, if a Participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or any Subsidiary upon his or her death prior to the end of the Deferral Period, the participant shall receive payment in Shares in respect of such participant’s deferred stock units which would have matured or been earned at the end of such Deferral Period as if the applicable Deferral Period had ended as of the date of such participant’s death.

Except as otherwise provided by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or any Subsidiary due to a Disability or upon Retirement or for any other reason except termination for Cause prior to the end of the Deferral Period, the participant shall receive payment in Shares in respect of such participant’s deferred stock units at the end of the applicable Deferral Period or on such accelerated basis as the Committee may determine, to the extent permitted by regulations issued under Section 409A(a)(3) of the Code. Provided, however, in the case of any “specified employee” as defined in Section 409A of the Code, distributions to such person, as a result of a Retirement or other reason other than for cause, may not be made earlier than a date which is (A) 6 months following the date of separation from service or (B) such participant’s death.

Except as otherwise provided by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or any Subsidiary due to termination for Cause such participant shall immediately forfeit any deferred stock units which would have matured or been earned at the end of the applicable Deferral Period.

Except as otherwise provided by the Committee, in the event of a Change in Control that also constitutes a “change in the ownership or effective control of” the Company, or a change in the ownership of a substantial portion of the Company’s assets (in each case as determined under regulations issued pursuant to Section 409A(a)(2)(A)(v) of the Code), a participant shall receive payment in Shares in respect of such participant’s deferred stock units which would have matured or been earned at the end of the applicable Deferral Period as if such Deferral Period had ended immediately prior to the Change in Control; provided, however, that if an event that constitutes a Change in Control hereunder does not constitute a “change in control” under Section 409A of the Code (or the regulations promulgated thereunder), no payments with respect to the deferred stock units shall be made under this paragraph to the extent such payments would constitute an impermissible acceleration under Section 409A of the Code.

9. Performance Awards.

Performance awards may be granted to participants at any time and from time to time as determined by the Committee. The Committee shall have complete discretion in determining the size and composition of performance awards granted to a participant. The period over which performance is to be measured (a “performance cycle”) shall commence on the date specified by the Committee and shall end on the last day of a fiscal year specified by the Committee. A performance award shall be paid no later than the 15th day of the third month following the completion of a performance cycle. Performance awards may include (i) specific dollar-value target awards (ii) performance units, the value of each such unit being determined by the Committee at the time of issuance, and/or (iii) performance Shares, the value of each such Share being equal to the Fair Market Value of a share of Common Stock.

The value of each performance award may be fixed or it may be permitted to fluctuate based on a performance factor (e.g., return on equity) selected by the Committee.

The Committee shall establish performance goals and objectives for each performance cycle on the basis of such criteria and objectives as the Committee may select from time to time, including, without limitation, the performance of the participant, the Company, one or more of its Subsidiaries or divisions or any combination of the foregoing. During any performance cycle, the Committee shall have the authority to adjust the performance goals and objectives for such cycle for such reasons as it deems equitable.

The Committee shall determine the portion of each performance award that is earned by a participant on the basis of the Company’s performance over the performance cycle in relation to the performance goals for such cycle. The earned portion of a performance award may be paid out in Shares, cash, Other Company Securities, or any combination thereof, as the Committee may determine.

A participant must be a director, officer or employee of, or otherwise perform services for, the Company or its Subsidiaries at the end of the performance cycle in order to be entitled to payment of a performance award issued in respect of such cycle; provided, however, that except as otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its Subsidiaries upon his or her death, Disability or Retirement prior to the end of the performance cycle, the participant shall earn a proportionate portion of the performance award based upon the elapsed portion of the performance cycle and the Company’s performance over that portion of such cycle.

In the event of a Change in Control, a participant shall earn no less than the portion of the performance award that the participant would have earned if the applicable performance cycle(s) had terminated as of the date of the Change in Control.

10. Withholding Taxes.

(a) Participant Election. Unless otherwise determined by the Committee, a participant may elect to deliver shares of Common Stock (or have the Company withhold shares acquired upon exercise of an option or deliverable upon grant or vesting of restricted stock, as the case may be) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an option or the delivery of restricted stock upon grant or vesting, as the case may be. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a participant elects to deliver or have the Company withhold shares of Common Stock pursuant to this Section 10(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 6(b) with respect to the delivery or withholding of Common Stock in payment of the exercise price of options.

(b) Company Requirement. The Company may require, as a condition to any grant or exercise under the Plan or to the delivery of certificates for Shares issued hereunder, that the grantee make provision for the payment to the Company, either pursuant to Section 10(a) or this Section 10(b), of federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares under the Plan.

11. Written Agreement; Vesting.

Unless the Committee determines otherwise, each employee to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, including without limitation vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee. Unless the Committee determines otherwise and except as otherwise provided in Sections 6, 7, 8 and 9 in connection with a Change in Control or certain occurrences of termination, no grant under this Plan may be exercised, and no restrictions relating thereto may lapse, within six months of the date such grant is made.

12. Transferability.

Unless the Committee determines otherwise, no award granted under the Plan shall be transferable by a participant other than by will or the laws of descent and distribution or to a participant’s Family Member by gift or a qualified domestic relations order as defined by the Code. Unless the Committee determines otherwise, an option may be exercised only by the optionee or grantee thereof; by his or her Family Member if such person has acquired the option by gift or qualified domestic relations order; by the executor or administrator of the estate of any of the foregoing or any person to whom the option is transferred by will or the laws of descent and distribution; or by the guardian or legal representative of any of the foregoing; provided that Incentive Stock

Options may be exercised by any Family Member, guardian or legal representative only if permitted by the Code and any regulations thereunder. All provisions of this Plan shall in any event continue to apply to any award granted under the Plan and transferred as permitted by this Section 12, and any transferee of any such award shall be bound by all provisions of this Plan as and to the same extent as the applicable original grantee.

13. Listing, Registration and Qualification.

If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any option, performance award, restricted stock unit, deferred stock unit or restricted stock grant is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such option may be exercised in whole or in part, no such performance award may be paid out, and no Shares may be issued, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

14. Transfer of Employee.

The transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

15. Adjustments.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of Shares or other property available for issuance under the Plan (including, without limitation, the total number of Shares available for issuance under the Plan pursuant to Section 4), in the number and kind of options, Shares, restricted stock units, deferred stock units or other property covered by grants previously made under the Plan, and in the exercise price of outstanding options. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding awards that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be (a) canceled in exchange for cash or other property (but, with respect to vested deferred stock units, only if such merger, consolidation, other reorganization, or Change in Control constitutes a “change in ownership or control” of the Company or a “change in the ownership of a substantial portion” of the Company’s assets, as determined pursuant to regulations issued under Section 409A(a)(2)(A)(v) of the Code) or (b) assumed by the surviving or continuing corporation.

Without limitation of the foregoing, in connection with any transaction of the type specified by clause (iii) of the definition of a Change in Control in Section 2(c), the Committee may, in its discretion, (i) cancel any or all outstanding options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their options had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the option holders pursuant to such transaction if their options had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, cancel any or all such options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion.

16. Amendment and Termination of the Plan.

The Board of Directors or the Committee, without approval of the stockholders, may amend or terminate the Plan, except that no amendment shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required by applicable law or regulations or by any listing requirement of the principal stock exchange on which the Common Stock is then listed.

17. Amendment or Substitution of Awards under the Plan.

The terms of any outstanding award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate, including, but not limited to, acceleration of the date of exercise of any award and/or payments thereunder or of the date of lapse of restrictions on Shares (but only to the extent permitted by regulations issued under Section 409A(a)(3) of the Code); provided that, except as otherwise provided in Section 15, no such amendment shall adversely affect in a material manner any right of a participant under the award without his or her written consent, and provided further that the Committee shall not reduce the exercise price of any options awarded under the Plan without approval of the stockholders of the Company. The Committee may, in its discretion, permit holders of awards under the Plan to surrender outstanding awards in order to exercise or realize rights under other awards, or in exchange for the grant of new awards, or require holders of awards to surrender outstanding awards as a condition precedent to the grant of new awards under the Plan, but only if such surrender, exercise, realization, exchange, or grant (a) would not constitute a distribution of deferred compensation for purposes of Section 409A(a)(3) of the Code or (b) constitutes a distribution of deferred compensation that is permitted under regulations issued pursuant to Section 409A(a)(3) of the Code.

18. Commencement Date; Termination Date.

The date of commencement of the Plan shall be the date on which the Company’s Registration Statement on Form S-1 (File No. 333-124285) is declared effective by the Securities and Exchange Commission.

Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, the Plan shall terminate at the close of business on the ten year anniversary of the date of commencement. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any grant of options or other incentives theretofore granted under the Plan.

19. Severability.

Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

20. Governing Law.

The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

APPENDIX B

AMENDMENT NO. 1 TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Company’s Amended and Restated Certificate of Incorporation is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Amended and Restated Certificate of Incorporation):

1. Article One of the Amended and Restated Certificate of Incorporation shall be deleted in its entirety and replaced with the following:

The name of the Corporation is Ruth’s Hospitality Group, Inc. (the “Corporation”).

2. Except as aforesaid, the Amended and Restated Certificate of Incorporation shall remain in full force and effect.

B-1

RUTH’S CHRIS STEAK HOUSE, INC. 500 INTERNATIONAL PKWY. SUITE 100 HEATHROW, FL 32746	ANNUAL MEETING OF STOCKHOLDERS OF RUTH’S CHRIS STEAK HOUSE, INC. MAY 22, 2008

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER

COMMUNICATIONS

If you would like to reduce the costs incurred by Ruth’s Chris Steak House, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Ruth’s Chris Steak House, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

RUTH’S CHRIS STEAK HOUSE, INC.
Vote on Directors	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of directors nominated by the board of directors to serve until the 2009 annual meeting of stockholders and until their successors have been elected and qualified:	☐	☐	☐
NOMINEES: 01) Craig S. Miller 02) Robin P. Selati 03) Carla R. Cooper 04) Bannus B. Hudson 05) Alan Vituli

Vote on Proposals				For	Against	Abstain
2. Amendment to the Company’s 2005 Long-Term Equity Incentive Plan to increase the number of shares available for award by 1,500,000 shares;				☐	☐	☐

3. Amendment to the Company’s amended and restated Certificate of Incorporation in order to change the name of the Company to “Ruth’s Hospitality Group, Inc.”; and				☐	☐	☐

4. Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2008.				☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.		☐	Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature	Date		Signature (Joint Owners)			Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com.

RUTH’S CHRIS STEAK HOUSE, INC.

PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

FOR ANNUAL MEETING OF STOCKHOLDERS

MAY 22, 2008

The undersigned, having received the Notice of Annual Meeting of Stockholders and Proxy Statement, appoints Thomas E. O’Keefe and Craig C. Rawls, and each or any of them, as proxies, with full power of substitution and resubstitution, to represent the undersigned and to vote all shares of common stock of Ruth’s Chris Steak House, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company and any and all adjournments thereof to be held on May 22, 2008, beginning at 1:00 p.m. local time, at Ruth’s Chris Steak House (Lake Mary), 80 Colonial Center Parkway, Sanford, Florida 32746.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ELECTION OF THE BOARD’S NOMINEES AND “FOR” PROPOSALS TWO, THREE AND FOUR.

Should any other matters requiring a vote of the stockholders arise, the above named proxies are authorized to vote the same in accordance with their best judgment in the interest of the Company. The Board of Directors is not aware of any matter which is to be presented for action at the meeting other than the matters set forth herein.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side.)